Form 10-K, Exhibit 13
period 2009-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY LP
filed 2010-03-29
CIK 1097396

  MORGAN STANLEY SMITH BARNEY
  SPECTRUM SERIES
  December 31, 2009
  Annual Report


  [LOGO]

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

HISTORICAL FUND PERFORMANCE

Presented below is the percentage change in Net Asset Value per Unit from the start of every calendar year each Fund has traded. Also provided is the inception-to-date return and the compound annualized return since inception for each Fund. Past performance is no guarantee of future results.



                   1991    1992  1993   1994   1995 1996  1997 1998 1999    2000   2001   2002  2003 2004   2005  2006   2007
FUND                %       %     %      %      %    %     %    %    %       %      %      %     %    %      %     %      %
-------------------------------------------------------------------------------------------------------------------------------
Spectrum
 Currency.......    --      --    --     --     --   --    --   --   --     11.7   11.1   12.2  12.4 (8.0) (18.3) (3.4) (13.5)
                                                                          (6 mos.)
-------------------------------------------------------------------------------------------------------------------------------
Spectrum Global
 Balanced.......    --      --    --   (1.7)   22.8 (3.6) 18.2 16.4  0.8    0.9    (0.3) (10.1) 6.2  (5.6)  4.2    2.4   0.2
                                      (2 mos.)
-------------------------------------------------------------------------------------------------------------------------------
Spectrum
 Select.........   31.2   (14.4) 41.6  (5.1)   23.6  5.3  6.2  14.2 (7.6)   7.1     1.7   15.4  9.6  (4.7) (5.0)   5.9   7.5
                 (5 mos.)
-------------------------------------------------------------------------------------------------------------------------------
Spectrum
 Strategic......    --      --    --    0.1    10.5 (3.5) 0.4  7.8  37.2   (33.1)  (0.6)  9.4   24.0  1.7  (2.6)  20.9   5.0
                                      (2 mos.)
-------------------------------------------------------------------------------------------------------------------------------
Spectrum
 Technical......    --      --    --   (2.2)   17.6 18.3  7.5  10.2 (7.5)   7.8    (7.2)  23.3  23.0  4.4  (5.4)   5.4  (14.2)
                                      (2 mos.)
-------------------------------------------------------------------------------------------------------------------------------

                             INCEPTION-  COMPOUND
                              TO-DATE   ANNUALIZED
                 2008  2009    RETURN     RETURN
FUND              %     %        %          %
--------------------------------------------------
Spectrum
 Currency....... 13.4 (10.1)    0.3        0.0

--------------------------------------------------
Spectrum Global
 Balanced....... 12.0 (13.0)   52.3        2.8

--------------------------------------------------
Spectrum
 Select......... 30.6 (7.0)    279.6       7.5

--------------------------------------------------
Spectrum
 Strategic...... 4.5   1.6     91.3        4.4

--------------------------------------------------
Spectrum
 Technical...... 12.6 (9.8)    105.3       4.9

--------------------------------------------------

DEMETER MANAGEMENT LLC

522 Fifth Avenue, 13th Floor
New York, NY 10036
Telephone (212) 296-1999

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
ANNUAL REPORT
2009

Dear Limited Partner:

  This marks the tenth annual report for Morgan Stanley Smith Barney Spectrum Currency L.P., the sixteenth annual report for Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P., and the nineteenth annual report for Morgan Stanley Smith Barney Spectrum Select L.P. The Net Asset Value per Unit for each of the five Morgan Stanley Smith Barney Spectrum Series Funds (formerly, Morgan Stanley Spectrum Series Funds) ("Fund(s)") as of December 31, 2009, was as follows:

                                                    % CHANGE
                   FUNDS                     N.A.V. FOR YEAR
                   -----------------------------------------
                   Spectrum Currency         $10.03  -10.1%
                   -----------------------------------------
                   Spectrum Global Balanced  $15.23  -13.0%
                   -----------------------------------------
                   Spectrum Select           $37.96   -7.0%
                   -----------------------------------------
                   Spectrum Strategic        $19.13    1.6%
                   -----------------------------------------
                   Spectrum Technical        $20.53   -9.8%
                   -----------------------------------------

  Since its inception in July 2000, Spectrum Currency has returned 0.3% (a compound annualized return of 0.0%). Since their inception in November 1994, Spectrum Global Balanced has returned 52.3% (a compound annualized return of 2.8%), Spectrum Strategic has returned 91.3% (a compound annualized return of 4.4%), and Spectrum Technical has returned 105.3% (a compound annualized return of 4.9%). Since its inception in August 1991, Spectrum Select has returned 279.6% (a compound annualized return of 7.5%).

  Detailed performance information for each Fund is located in the body of the financial report. (Note: all returns are net of all fees). For each Fund, we provide a trading results by sector chart that portrays trading gains and trading losses for the year in each sector in which the Fund participates. In the case of Spectrum Currency, we provide the trading gains and trading losses for the five major currencies in which the Fund participates, and composite information for all other "minor" currencies traded within the Fund.

  The trading results by sector charts indicate the year's composite percentage returns generated by the specific assets dedicated to trading within each market sector in which each Fund participates. Please note that there is not an equal amount of assets in each market sector, and the specific allocations of assets by a Fund to each sector will vary over time within a predetermined range. Below each chart is a description of the factors that influenced trading gains and trading losses within each Fund during the year.

  EFFECTIVE OCTOBER 1, 2009, ROTELLA CAPITAL MANAGEMENT ("ROTELLA") TEMPORARILY WAIVED THE MANAGEMENT FEE IT RECEIVES FROM SPECTRUM TECHNICAL. THE WAIVER OF THE MANAGEMENT FEE REMAINED IN EFFECT THROUGH DECEMBER 31, 2009. EFFECTIVE JANUARY 1, 2010, THE PAYMENT OF THE MANAGEMENT FEE TO ROTELLA WAS REINSTATED. A FURTHER DESCRIPTION OF THE MANAGEMENT FEE PAID TO ROTELLA BY SPECTRUM TECHNICAL CAN BE LOCATED IN NOTE 6 OF THE NOTES TO FINANCIAL STATEMENTS.

  Should you have any questions concerning this report, please feel free to contact Demeter Management LLC, 522 Fifth Avenue, 13th Floor, New York, NY 10036, or your Morgan Stanley Smith Barney Financial Advisor.

  I hereby affirm, that to the best of my knowledge and belief, the information contained in this report is accurate and complete. Past performance is no guarantee of future results.

Sincerely,

/s/ Walter Davis
Walter J. Davis
Chairman of the Board of Directors and President
Demeter Management LLC,
General Partner of
Morgan Stanley Smith Barney Spectrum Currency L.P.
Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
Morgan Stanley Smith Barney Spectrum Select L.P.
Morgan Stanley Smith Barney Spectrum Strategic L.P.
Morgan Stanley Smith Barney Spectrum Technical L.P.

 Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any managed futures investment, qualified investors should read the prospectus or offering documents carefully for additional information with respect to charges, expenses, and risks. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

 This report is based on information from multiple sources and Morgan Stanley Smith Barney makes no representation as to the accuracy or completeness of information from sources outside of Morgan Stanley Smith Barney.

                      This page intentionally left blank.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM CURRENCY L.P.)

                       [CHART]

                                      Year Ended
                                  December 31, 2009
                                -----------------------
Australian dollar                       2.39%
British pound                          -0.44%
Euro                                   -1.58%
Japanese yen                           -1.39%
Swiss franc                            -1.29%
Minor Currencies                       -1.34%



Note:Reflects trading results only and does not include fees or interest income.
     Minor currencies may include, but are not limited to, the South African rand, Thai baht, Singapore dollar, Mexican peso, New Zealand dollar, Polish zloty, Brazilian real, Norwegian krone, Swedish krona, Czech koruna, Chilean peso, Russian ruble, and Taiwan dollar.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. The most significant trading losses were incurred, primarily during March and April, from short positions in the Mexican peso, euro, and Canadian dollar versus the U.S. dollar as the value of the U.S. dollar moved lower after a government report showed U.S. employers cut fewer jobs than forecast. During July, losses were recorded from long positions in the Mexican peso versus the U.S. dollar as the value of the Mexican peso declined during the first half of the month on concerns that the Mexican economy might take longer to recover from a recession than investors previously estimated. Newly established short positions in the Mexican peso versus the U.S. dollar incurred additional losses during August, September, and October as the value of the Mexican peso rose higher on improved confidence in Mexico's economy. Meanwhile, further losses were incurred during June from long positions in the euro and Canadian dollar versus the U.S. dollar as the value of the U.S. dollar reversed higher against these currencies amid speculation that the U.S. Federal Reserve might raise interest rates following news that U.S. payrolls fell less than expected in May. Additional losses were incurred during July from short positions in the euro versus the U.S. dollar as the value of the euro climbed higher on signs that the recession in the Euro-Zone was abating. During September and October, newly established long positions in the euro versus the U.S. dollar resulted in losses as the value of the euro reversed lower amid concerns regarding the rapid appreciation of the euro at the meeting of Group of 20 ("G-20") leaders. Further losses were incurred from short positions in the Canadian dollar versus the U.S. dollar as the value of the Canadian dollar moved higher during October after crude oil, the nation's biggest export, rallied higher.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM CURRENCY L.P.)

FACTORS INFLUENCING ANNUAL TRADING LOSSES: (continued)
.. Additional losses were incurred from long positions in the Japanese yen versus the U.S. dollar as the value of the Japanese yen moved lower against most of its rivals during January and February due to speculation that the Bank of Japan might intervene to weaken the currency. Further losses were recorded during March and May from newly established short positions in the Japanese yen as the value of the Japanese yen reversed higher amid optimism that demand for the Japanese currency might strengthen. Losses were also experienced during June from long positions in the Japanese yen versus the U.S. dollar as the value of the U.S. dollar reversed higher amid the aforementioned speculation that the U.S. Federal Reserve might raise interest rates following better-than-expected U.S. economic data. During July and August, both long and short positions in the Japanese yen versus the U.S. dollar resulted in losses as the value of the Japanese yen moved without consistent direction during July and August following conflicting economic data out of Japan.

.. Lastly, losses were recorded from short positions in the Swiss franc versus the U.S. dollar, primarily during March and May, as the value of the Swiss franc moved higher against the U.S. dollar after better-than-expected economic data out of Switzerland added to speculation that the Swiss economy might rebound sooner than expected. Losses were also incurred during July and September from short positions in the Swiss franc versus the U.S. dollar as the value of the U.S. dollar reversed lower against the Swiss franc amid investor belief that the U.S. Federal Reserve might keep U.S. interest rates at historic lows. In December, long positions in the Mexican peso, Japanese yen, and Swiss franc versus the U.S. dollar resulted in additional losses as the value of the U.S. dollar moved higher against these currencies amid speculation that the U.S. Federal Reserve might raise interest rates earlier than expected.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. Gains were experienced primarily during April, May, and September from long positions in the Australian dollar, New Zealand dollar, and Brazilian real versus the U.S. dollar. Long positions in the Australian dollar, New Zealand dollar, and Brazilian real versus the U.S. dollar profited as the value of the U.S. dollar moved lower against most of its rivals after a government report showed U.S. employers cut fewer jobs than forecast, which reduced demand for the U.S. dollar as a "safe haven" currency. During October, further gains were experienced from long positions in the Australian dollar, New Zealand dollar, and Brazilian real versus the U.S. dollar as the value of these currencies moved higher against the U.S. dollar amid speculation that the Reserve Bank of Australia, the Reserve Bank of New Zealand, and the Central Bank of Brazil might raise interest rates faster than other developed countries. Additionally, the value of the Australian dollar and New Zealand dollar moved higher throughout a majority of the year in the wake of stronger gold prices.

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.)

                                     [CHART]

                                  Year ended December 31, 2009
                                  ----------------------------
Currencies                                 -2.68%
Global Interest Rates                      -2.00%
Global Stock Indices                        1.75%
Energies                                   -2.85%
Metals                                     -0.36%
Agriculturals                              -2.03%



Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. The most significant trading losses were incurred within the energy markets primarily during March, April, May, and July from short futures positions in crude oil and its related products as prices moved higher amid positive economic data, which spurred optimism that energy demand might rebound. Additional losses were recorded during October from newly established long futures positions in crude oil and its related products as prices reversed lower after government reports showed U.S. consumer spending dropped for the first time in seven months.

.. Losses were experienced in the currency sector primarily during February, March, May, July, and August from short positions in the euro and Mexican peso versus the U.S. dollar as the value of the U.S. dollar moved lower against most of its rivals after a government report showed U.S. employers cut fewer jobs than forecast. Additional losses were incurred, primarily during January and April, from long positions in the euro versus the Canadian dollar as the value of the Canadian dollar moved higher on strength in the commodity markets.

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.)

FACTORS INFLUENCING ANNUAL TRADING LOSSES: (continued)
.. Losses were incurred within the agricultural complex primarily during March and June from short futures positions in coffee and feeder cattle as prices rose on speculation that government bailouts might help revive the world economy and boost demand for these commodities. Coffee prices continued to move higher throughout a majority of the third quarter on speculation that adverse weather in Colombia and Brazil might disrupt harvests and tighten supplies, thus resulting in losses for short positions. Further losses in the agricultural complex resulted from long and short futures positions in soybeans as prices moved without consistent direction during July, August, September, and October amid conflicting reports regarding supply and demand.

.. Within the global interest rate sector, losses were experienced primarily during January from long positions in U.S. and European fixed-income futures as prices dropped following news that debt sales might increase as governments around the world boosted spending in an effort to ease the deepening economic slump. Additional losses were incurred during April and June from long positions in U.S. and European fixed-income futures as prices moved lower after a pledge from G-20 leaders to support the global economy reduced demand for the relative "safety" of government bonds. Further losses were experienced during December from long positions in U.S., European, and Australian fixed-income futures as prices fell sharply amid concern that an unprecedented supply of government bonds might outweigh demand as governments around the world were issuing record amounts of debt to finance economic stimulus measures.

.. Lastly, losses were recorded in the metals sector throughout a majority of the first half of the year from short futures positions in aluminum and tin as prices reversed higher on speculation that economic stimulus plans in the U.S. and China would help boost demand for base metals. Additional losses were incurred in the metals sector, primarily during December, from short positions in nickel futures as prices rose on speculation that demand in China and the U.S., the world's biggest purchasers of base metals, might strengthen as the global economy continued to improve.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. Gains were achieved in the global stock index sector throughout a majority of the second half of the year from long positions in European, U.S., and Pacific Rim equity index futures as prices moved higher due to positive corporate earnings reports, stronger-than-expected economic data, and optimism that the global economy might be stabilizing.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM SELECT L.P.)

                       [CHART]

                                      Year Ended
                                  December 31, 2009
                                -----------------------
Currencies                             -1.30%
Global Interest Rates                  -4.13%
Global Stock Indices                    3.94%
Energies                               -1.44%
Metals                                  4.03%
Agriculturals                          -0.10%



Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. The most significant trading losses were incurred within the global interest rate sector, primarily during January, March, April, and June, from long positions in U.S., European, and Japanese fixed-income futures as prices dropped following news that debt sales might increase as governments around the world boosted spending in an effort to ease the deepening economic slump. Newly established short positions in European, U.S., and Japanese fixed-income futures resulted in further losses, primarily during July, as prices moved higher on investor sentiment that the slow pace of the global economic recovery and signs of moderate inflation might lead central banks in these regions to maintain low interest rates in the near term. Additional losses were recorded during August from newly established long positions in European fixed-income futures as prices reversed lower at the beginning of the month amid a rise in the European equity markets. During December, further losses were incurred from long positions in U.S. and European fixed-income futures as prices fell sharply amid concern that an unprecedented supply of government bonds might outweigh demand as governments around the world were issuing record amounts of debt to finance economic stimulus measures.

.. In the energy sector, losses were experienced primarily during July from short futures positions in crude oil and its related products as prices moved higher during the latter half of the month amid better-than-expected quarterly earnings reports and positive economic data. During August, newly established long futures positions in crude oil and its related products recorded additional losses as prices reversed lower due to above-average U.S. stockpiles. Further losses were incurred during October from long futures positions in crude oil and its related products as prices reversed lower after government reports showed U.S. consumer spending dropped for the first time in seven months.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM SELECT L.P.)

FACTORS INFLUENCING ANNUAL TRADING LOSSES: (continued)
.. Additional losses were recorded in the currency sector, primarily during March, from short positions in the Swiss franc and euro versus the U.S. dollar as the value of the U.S. dollar decreased relative to most of its rivals following the U.S. Federal Reserve's surprise plans to begin a more aggressive phase of quantitative easing and economic stimulus spending. Additional losses were recorded during June and July from long positions in the Swiss franc and euro versus the U.S. dollar as the value of the U.S. dollar reversed higher against these currencies following better-than-expected U.S. payrolls and durable goods data. Elsewhere, long positions in the Mexican peso versus the U.S. dollar incurred losses, primarily during July and August, as the value of the Mexican peso declined on concerns that Mexico might take longer to recover from a recession than investors previously estimated. Long positions in the British pound versus the U.S. dollar also experienced losses as the British pound fell during August and September on news that U.K. consumer confidence rose to the highest level in more than a year and Bank of England officials indicated inflation in that country might remain low. Lastly, losses were incurred from long positions in the Japanese yen versus the U.S. dollar primarily in December as the value of the U.S. dollar moved higher on speculation that the U.S. Federal Reserve might raise interest rates earlier than expected.

.. Smaller losses were recorded in the agricultural complex from long positions in coffee futures, primarily during June, as prices reversed lower and fell throughout a majority of the third quarter amid expectations of higher global output. Elsewhere, losses were recorded from long and short futures positions in the soybean complex as prices moved without consistent direction during July and August amid conflicting reports regarding supply and demand.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. Within the metals complex, gains were achieved primarily during July and August from long futures positions in copper as prices rose following news of an economic expansion in China during the second quarter of 2009, thereby spurring speculation that China's demand for base metals might rise. In December, additional gains were recorded as copper futures prices rose to a 15-month high after workers at the world's second-biggest copper mine in Chile voted to go on strike, thereby threatening the global supply. Meanwhile, gains were achieved from long positions in gold futures primarily during October and November as prices rose due to concerns of a rise in inflation, as well as amid a drop in the value of the U.S. dollar.

..  Lastly, gains were recorded within the global stock index markets throughout
   July, August, and September from long positions in European, U.S., and Hong Kong equity index futures as prices increased due to positive economic data and increased merger and acquisition activity in the technology sector. Further gains were achieved from long positions in European and U.S. global stock index futures as prices continued to increase throughout November and December after positive economic data and strong corporate earnings reports reinforced optimism that the global economic recovery might be gaining momentum.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM STRATEGIC L.P.)

                                     [CHART]

                                  Year ended December 31, 2009
                                  ----------------------------
Currencies                                 -5.82%
Global Interest Rates                       3.52%
Global Stock Indices                       -2.04%
Energies                                   -0.69%
Metals                                      6.76%
Agriculturals                               7.89%



Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. The most significant trading gains were experienced in the agricultural markets throughout a majority of the second quarter from long positions in sugar futures as prices moved higher on expectations for a drop in global production. Furthermore, sugar prices continued to move higher throughout the third quarter, reaching 28-year highs, amid speculation that the global production deficit might continue for two consecutive years, triggered by increasing demand from India, the world's largest consumer. Sugar prices continued to surge during December amid news that excess rain in Brazil, the world's biggest producer of sugar, hampered harvesting and curbed output. Elsewhere, gains were achieved primarily during July, September, and October from long positions in cocoa futures as prices moved higher on supply concerns due to news of a smaller-than-average crop this year and after reports showed inventories reached a seven-month low.

.. Additional gains were recorded in the metals complex throughout a majority of the year from long positions in copper, zinc, and nickel futures as prices moved higher due to sentiment that efforts by the Chinese government to revive that nation's economy might boost demand for base metals. Meanwhile, long positions in palladium futures also resulted in gains as prices moved higher throughout a majority of the year amid news of a possible strike at a South African producer, as well as expectations for increased demand.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM STRATEGIC L.P.)

FACTORS INFLUENCING ANNUAL TRADING GAINS: (continued)
.. Within the global interest rate sector, gains were recorded during January, April, August, September, and December, from short positions in U.S. fixed-income futures as prices dropped following news that debt sales might increase as governments around the world boosted spending in an effort to ease the deepening economic slump. Elsewhere, long positions in short-term European interest rate futures resulted in gains as prices increased during January after a drop in global equity markets and as growing concerns about the global economic recession fueled demand for the relative "safety" of government assets. Prices continued to move higher during March, May, July, and September after the European Central Bank cut its benchmark interest rate to a record 1.5%, thus resulting in further gains for long positions.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. In the currency sector, losses were experienced primarily during February, March, April, May, and December from long positions in the Japanese yen versus the U.S. dollar and euro as the value of the Japanese yen reversed lower against most of its rivals amid speculation that the Bank of Japan might intervene to weaken the currency, as well as on news that Japan's trade deficit substantially increased. Meanwhile, additional losses were recorded, primarily during January, March, April, and June, from short positions in the Canadian dollar versus the U.S. dollar as the value of the U.S. dollar decreased relative to most of its rivals following the U.S. Federal Reserve's surprise plans to begin a more aggressive phase of quantitative easing and economic stimulus spending. Elsewhere, losses were recorded, primarily during July and August, from short positions in the Swedish krona, Mexican peso, Canadian dollar, and Korean won versus the U.S. dollar as the value of the U.S. dollar moved lower against these currencies on speculation that the U.S. Federal Reserve might keep borrowing rates low.

.. Within the global stock index sector, losses were experienced primarily during March and April from short positions in U.S., European, and Pacific Rim equity index futures as prices reversed higher after G-20 officials indicated that participating governments and central banks would "take whatever further actions are necessary to stabilize the financial system". Prices continued to move higher during July and August due to positive economic data and increased merger and acquisition activity in the technology sector, resulting in further losses for short positions in U.S., European, and Pacific Rim equity index futures. Newly established long positions in U.S., European, and Pacific Rim stock index futures resulted in additional losses during October as prices reversed lower towards the end of the month amid speculation that the recent price rally in global equities might have outpaced prospects for economic growth.

.. Lastly, smaller losses were incurred within the energy sector primarily during January from long futures positions in crude oil and its related products as prices moved lower amid speculation that the ongoing global economic recession might further erode energy demand. Newly established short futures positions in crude oil and its related products resulted in losses during March, May, and July as prices rose on hopes that the decision by the U.S. Federal Reserve to buy government bonds might boost energy demand. During August, newly established long futures positions in crude oil and its related products recorded additional losses as prices reversed lower due to above-average U.S. stockpiles.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM TECHNICAL L.P.)

                                     [CHART]

                                  Year ended December 31, 2009
                                  ----------------------------
Currencies                                  -1.39%
Global Interest Rates                       -4.02%
Global Stock Indices                         2.38%
Energies                                    -2.11%
Metals                                       1.64%
Agriculturals                                1.59%



Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING ANNUAL TRADING LOSSES:
.. The most significant trading losses were recorded in the global interest rate sector during January from long positions in U.S., European, and Australian fixed-income futures as prices declined following news that debt sales might increase as governments around the world boosted spending in an effort to ease the deepening economic slump. Additional losses were incurred during April and June from long positions in U.S., European, and Australian fixed-income futures as prices moved lower after a pledge from G-20 leaders to support the global economy reduced demand for the relative "safety" of government bonds. In December, prices of U.S. and European fixed-income futures continued to fall sharply amid concern that an unprecedented supply of government bonds might outweigh demand, thus resulting in further losses for long positions.

.. Within the energy sector, losses were incurred primarily during March, May, and July from short futures positions in crude oil and its related products as prices reversed higher on optimism that a possible rebound in global economic growth might boost energy demand. Additional losses were incurred during August, October, and December from newly established long futures positions in crude oil and its related products as prices reversed lower due to above-average U.S. stockpiles.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM TECHNICAL L.P.)

FACTORS INFLUENCING ANNUAL TRADING LOSSES: (continued)
.. Smaller losses were recorded in the currency sector during January from long positions in the Japanese yen versus the U.S. dollar as the value of the Japanese yen reversed lower against most of its rivals amid speculation that the Bank of Japan might intervene to weaken the currency, as well as on news that Japan's trade deficit substantially increased. Further losses were recorded during April and May from short positions in the British pound, Canadian dollar, euro, and Japanese yen versus the U.S. dollar as the value of the U.S. dollar moved lower against these currencies after a government report showed U.S. employers cut fewer jobs than forecast, which reduced demand for the U.S. dollar as a "safe haven" currency. Additional losses were incurred during June from long positions in the British pound, Canadian dollar, euro, and Japanese yen versus the U.S. dollar as the value of the U.S. dollar reversed higher against these currencies amid speculation that the U.S. Federal Reserve might raise interest rates. Long positions in the Canadian dollar, euro, and Japanese yen versus the U.S. dollar resulted in further losses during August as the value of the U.S. dollar was supported higher against these currencies after reports revealed a rise in U.S.
   durable goods orders and news that U.S. new home sales reached a four-and-a-half year high in July. Short positions in the British pound versus the U.S. dollar also recorded losses as the value of the British pound increased relative to the U.S. dollar during October amid positive economic data out of the United Kingdom. Lastly, in December, losses were incurred from long positions in the Japanese yen, euro, Australian dollar, and Swiss franc versus the U.S. dollar as the value of the U.S. dollar reversed higher against these currencies amid speculation that the U.S. Federal Reserve might raise interest rates earlier than expected.

FACTORS INFLUENCING ANNUAL TRADING GAINS:
.. In the global stock index sector, gains were experienced throughout a majority of the third quarter from long positions in European, U.S., Taiwanese, and Hong Kong equity index futures as prices increased due to strong corporate earnings and increased merger and acquisition activity in the technology sector. Prices continued to climb higher in November and December amid signs that the global economy might be recovering, thus resulting in further gains for long positions.

.. Within the metals sector, gains were achieved primarily during September, October, and November from long positions in gold futures as prices moved higher amid a drop in the value of the U.S. dollar, which spurred demand for precious metals as an alternative investment. Elsewhere, long positions in zinc and copper futures resulted in gains throughout a majority of the second half of the year as prices trended higher due to sentiment that efforts by the Chinese government to revive that nation's economy might boost demand for base metals.

.. Smaller gains were experienced in the agricultural complex throughout a majority of the third quarter from long futures positions in sugar as prices moved sharply higher amid speculation that a global production deficit might continue for two consecutive years, triggered by increasing demand from India, the world's largest consumer. Sugar prices continued to move higher in December, reaching a 28-year high, amid news that excess rain in Brazil, the world's biggest producer of sugar, hampered harvesting and curbed output.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

  Demeter Management LLC ("Demeter"), the general partner of Morgan Stanley Smith Barney Spectrum Currency L.P. (formerly, Morgan Stanley Spectrum Currency L.P.), Morgan Stanley Smith Barney Spectrum Global Balanced L.P. (formerly, Morgan Stanley Spectrum Global Balanced L.P.), Morgan Stanley Smith Barney Spectrum Select L.P. (formerly, Morgan Stanley Spectrum Select L.P.), Morgan Stanley Smith Barney Spectrum Strategic L.P. (formerly, Morgan Stanley Spectrum Strategic L.P.), and Morgan Stanley Smith Barney Spectrum Technical L.P. (formerly, Morgan Stanley Spectrum Technical L.P.) (individually, a "Partnership", or collectively, the "Partnerships"), is responsible for the management of the Partnerships.

  Management of Demeter ("Management") is responsible for establishing and maintaining adequate internal control over financial reporting. The internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

  The Partnerships' internal control over financial reporting includes those policies and procedures that:

.. Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

.. Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Partnerships' transactions are being made only in accordance with authorizations of Management and directors of Demeter; and

.. Provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

  Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

  Management assessed the effectiveness of each Partnership's internal control over financial reporting as of December 31, 2009. In making this assessment, Management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control--Integrated Framework. Based on our assessment and those criteria, Management believes that each Partnership maintained effective internal control over financial reporting as of December 31, 2009.

  Deloitte & Touche LLP, the Partnerships' independent registered public accounting firm, has issued an audit report on the Partnerships' internal control over financial reporting. This report, which expresses an unqualified opinion on Management's assessment and on the effectiveness of the Partnerships' internal control over financial reporting, appears under "Report of Independent Registered Public Accounting Firm" on the following page.

/s/ Walter Davis
Walter J. Davis
President
Demeter Management LLC

/s/ Christian M. Angstadt
Christian M. Angstadt
Chief Financial Officer
Demeter Management LLC

New York, New York
March 24, 2010

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Spectrum Currency L.P. (formerly, Morgan Stanley Spectrum Currency L.P.), Morgan Stanley Smith Barney Spectrum Global Balanced L.P. (formerly, Morgan Stanley Spectrum Global Balanced L.P.), Morgan Stanley Smith Barney Spectrum Select L.P. (formerly, Morgan Stanley Spectrum Select L.P.), Morgan Stanley Smith Barney Spectrum Strategic L.P. (formerly, Morgan Stanley Spectrum Strategic L.P.), and Morgan Stanley Smith Barney Spectrum Technical L.P. (formerly, Morgan Stanley Spectrum Technical L.P.):

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the "Partnerships"), including the condensed schedules of investments, as of December 31, 2009 and 2008, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2009. We also have audited the Partnerships' internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Partnerships' management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the Partnerships' internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A partnership's internal control over financial reporting is a process designed by, or under the supervision of, the partnership's principal executive and principal financial officers, or persons performing similar functions, and effected by the partnership's general partner, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A partnership's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the partnership; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the partnership are being made only in accordance with authorizations of management and the general partner of the partnership; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the partnership's assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2009 and 2008, and the results of their operations, their changes in partners' capital, and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Partnerships maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ Deloitte & Touche LLP
New York, New York
March 24, 2010

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.
(FORMERLY MORGAN STANLEY SPECTRUM CURRENCY L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                            2009           2008
                                                                        ------------    ----------
                                                                             $              $
                                             ASSETS
Trading Equity:
 Unrestricted cash                                                        61,087,188    92,837,025
 Restricted cash                                                             620,523       640,778
                                                                        ------------    ----------
   Total Cash                                                             61,707,711    93,477,803
 Net unrealized loss on open contracts (MS&Co.)                             (462,626)     (403,907)
 Options purchased (premiums paid $1,442 and $45,729, respectively)              121           251
                                                                        ------------    ----------
   Total Trading Equity                                                   61,245,206    93,074,147
Interest receivable (MS&Co.)                                                     853           619
                                                                        ------------    ----------
   Total Assets                                                           61,246,059    93,074,766
                                                                        ============    ==========

                               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                          491,924     4,139,379
Accrued brokerage fees (MS&Co.)                                              239,572       356,847
Accrued management fees                                                      104,162       155,151
Options written (premiums received $0 and $24,780, respectively)             --                251
                                                                        ------------    ----------
   Total Liabilities                                                         835,658     4,651,628
                                                                        ------------    ----------
PARTNERS' CAPITAL
Limited Partners (5,963,360.859 and 7,843,447.630 Units, respectively)    59,798,213    87,533,608
General Partner (61,050.343 and 79,706.343 Units, respectively)              612,188       889,530
                                                                        ------------    ----------
   Total Partners' Capital                                                60,410,401    88,423,138
                                                                        ------------    ----------
   Total Liabilities and Partners' Capital                                61,246,059    93,074,766
                                                                        ============    ==========
NET ASSET VALUE PER UNIT                                                       10.03         11.16
                                                                        ============    ==========

STATEMENTS OF OPERATIONS

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                              --------------------------------------------
                                                  2009             2008            2007
                                              -------------    -------------  --------------
                                                    $                $               $
INVESTMENT INCOME
 Interest income (MS&Co.)                            59,638        1,120,873       4,909,004
                                              -------------    -------------  --------------

EXPENSES
 Brokerage fees (MS&Co.)                          3,288,790        4,550,496       6,410,711
 Management fees                                  1,429,909        1,978,477       2,787,267
 Incentive fee                                      --               355,472        --
                                              -------------    -------------  --------------
   Total Expenses                                 4,718,699        6,884,445       9,197,978
                                              -------------    -------------  --------------

NET INVESTMENT LOSS                              (4,659,061)      (5,763,572)     (4,288,974)
                                              -------------    -------------  --------------

TRADING RESULTS
Trading profit (loss):
 Realized                                        (2,992,672)      17,155,471      (9,603,925)
 Net change in unrealized                           (39,091)       1,139,401      (6,098,290)
                                              -------------    -------------  --------------
   Total Trading Results                         (3,031,763)      18,294,872     (15,702,215)
                                              -------------    -------------  --------------

NET INCOME (LOSS)                                (7,690,824)      12,531,300     (19,991,189)
                                              =============    =============  ==============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                 (7,613,304)      12,396,509     (19,782,415)
General Partner                                     (77,520)         134,791        (208,774)

NET INCOME (LOSS) PER UNIT
Limited Partners                                      (1.13)            1.32           (1.54)
General Partner                                       (1.13)            1.32           (1.54)

                                                  UNITS            UNITS           UNITS
                                              -------------    -------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  6,709,462.987    9,457,649.181  12,853,813.902

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           2009        2008
                                                                        ----------- ----------
                                                                            $           $
                                           ASSETS
Trading Equity:
 Unrestricted cash                                                       17,741,979 29,138,620
 Restricted cash                                                            950,387    212,233
                                                                        ----------- ----------
   Total Cash                                                            18,692,366 29,350,853
                                                                        ----------- ----------

 Net unrealized gain on open contracts (MS&Co.)                           1,347,276  2,560,293
 Net unrealized gain on open contracts (MSIP)                                23,422    349,094
                                                                        ----------- ----------
   Total net unrealized gain on open contracts                            1,370,698  2,909,387
                                                                        ----------- ----------
 Options purchased (premiums paid $1,034 and $0, respectively)                   87     --
                                                                        ----------- ----------
   Total Trading Equity                                                  20,063,151 32,260,240
Interest receivable (MS&Co.)                                                    351        274
                                                                        ----------- ----------
   Total Assets                                                          20,063,502 32,260,514
                                                                        =========== ==========

                              LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                         149,623  1,568,189
Accrued brokerage fees (MS&Co.)                                              78,937    118,274
Accrued management fees                                                      25,592     38,315
Accrued incentive fee                                                       --         158,261
                                                                        ----------- ----------
   Total Liabilities                                                        254,152  1,883,039
                                                                        ----------- ----------
PARTNERS' CAPITAL
Limited Partners (1,287,159.251 and 1,718,093.175 Units, respectively)   19,608,456 30,071,901
General Partner (13,187.331 and 17,458.331 Units, respectively)             200,894    305,574
                                                                        ----------- ----------
   Total Partners' Capital                                               19,809,350 30,377,475
                                                                        ----------- ----------
   Total Liabilities and Partners' Capital                               20,063,502 32,260,514
                                                                        =========== ==========
NET ASSET VALUE PER UNIT                                                      15.23      17.50
                                                                        =========== ==========

STATEMENTS OF OPERATIONS

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                              -------------------------------------------
                                                  2009           2008           2007
                                              -------------  -------------  -------------
                                                    $              $              $
INVESTMENT INCOME
 Interest income (MS&Co.)                            25,062        445,255      1,712,782
                                              -------------  -------------  -------------

EXPENSES
 Brokerage fees (MS&Co.)                          1,104,183      1,449,871      1,733,526
 Management fees                                    360,248        497,142        478,507
 Incentive fee                                      --             789,211        --
                                              -------------  -------------  -------------
   Total Expenses                                 1,464,431      2,736,224      2,212,033
                                              -------------  -------------  -------------

NET INVESTMENT LOSS                              (1,439,369)    (2,290,969)      (499,251)
                                              -------------  -------------  -------------

TRADING RESULTS
Trading profit (loss):
 Realized                                          (451,631)     3,668,920        784,684
 Net change in unrealized                        (1,539,636)     1,960,397       (242,776)
                                              -------------  -------------  -------------
   Total Trading Results                         (1,991,267)     5,629,317        541,908
                                              -------------  -------------  -------------

NET INCOME (LOSS)                                (3,430,636)     3,338,348         42,657
                                              =============  =============  =============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                 (3,396,166)     3,300,034         43,079
General Partner                                     (34,470)        38,314           (422)

NET INCOME (LOSS) PER UNIT
Limited Partners                                      (2.27)          1.87           0.03
General Partner                                       (2.27)          1.87           0.03

                                                  UNITS          UNITS          UNITS
                                              -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  1,465,622.529  2,018,745.064  2,409,953.413

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM SELECT L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                               DECEMBER 31,
                                                                          -----------------------
                                                                             2009           2008
                                                                          -----------    -----------
                                                                              $              $
                                             ASSETS
Trading Equity:
 Unrestricted cash                                                        422,998,843    601,638,653
 Restricted cash                                                           36,820,470      8,756,170
                                                                          -----------    -----------
   Total Cash                                                             459,819,313    610,394,823
                                                                          -----------    -----------

 Net unrealized gain on open contracts (MS&Co.)                             6,347,652     19,905,581
 Net unrealized gain on open contracts (MSIP)                               5,667,649      6,140,183
                                                                          -----------    -----------
   Total net unrealized gain on open contracts                             12,015,301     26,045,764
                                                                          -----------    -----------
   Total Trading Equity                                                   471,834,614    636,440,587
Interest receivable (MS&Co.)                                                    6,511          4,300
                                                                          -----------    -----------
   Total Assets                                                           471,841,125    636,444,887
                                                                          ===========    ===========
                               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                         3,843,227     23,861,804
Accrued brokerage fees (MS&Co.)                                             2,423,620      3,093,914
Accrued management fees                                                       929,231      1,175,736
Accrued incentive fee                                                         --           2,429,055
                                                                          -----------    -----------
   Total Liabilities                                                        7,196,078     30,560,509
                                                                          -----------    -----------
PARTNERS' CAPITAL
Limited Partners (12,116,838.706 and 14,700,689.307 Units, respectively)  459,902,047    599,790,920
General Partner (124,961.769 and 149,348.769 Units, respectively)           4,743,000      6,093,458
                                                                          -----------    -----------
   Total Partners' Capital                                                464,645,047    605,884,378
                                                                          -----------    -----------
   Total Liabilities and Partners' Capital                                471,841,125    636,444,887
                                                                          ===========    ===========
NET ASSET VALUE PER UNIT                                                        37.96          40.80
                                                                          ===========    ===========

STATEMENTS OF OPERATIONS

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                   2009            2008            2007
                                              --------------  --------------  --------------
                                                     $               $               $
INVESTMENT INCOME
 Interest income (MS&Co.)                            416,522       6,206,206      18,812,196
                                              --------------  --------------  --------------

EXPENSES
 Brokerage fees (MS&Co.)                          30,514,021      34,013,929      31,522,666
 Management fees                                  11,648,733      13,376,153      13,731,691
 Incentive fees                                      822,023      17,391,827       1,066,450
                                              --------------  --------------  --------------
   Total Expenses                                 42,984,777      64,781,909      46,320,807
                                              --------------  --------------  --------------

NET INVESTMENT LOSS                              (42,568,255)    (58,575,703)    (27,508,611)
                                              --------------  --------------  --------------

TRADING RESULTS
Trading profit (loss):
 Realized                                         16,042,877     195,783,856      67,781,315
 Net change in unrealized                        (14,030,463)     16,436,714      (2,352,561)
                                              --------------  --------------  --------------
   Total Trading Results                           2,012,414     212,220,570      65,428,754
                                              --------------  --------------  --------------

NET INCOME (LOSS)                                (40,555,841)    153,644,867      37,920,143
                                              ==============  ==============  ==============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                 (40,147,610)    151,981,698      37,498,154
General Partner                                     (408,231)      1,663,169         421,989

NET INCOME (LOSS) PER UNIT
Limited Partners                                       (2.84)           9.56            2.18
General Partner                                        (2.84)           9.56            2.18

                                                   UNITS           UNITS           UNITS
                                              --------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  13,212,818.036  15,802,082.028  17,899,555.783

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM STRATEGIC L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                                  DECEMBER 31,
                                                                            ------------------------
                                                                                2009        2008
                                                                            -----------  -----------
                                                                                 $           $
                                              ASSETS
Investment in BHM I, LLC (cost $58,545,568 and $75,551,419, respectively)   109,611,896   90,392,390
                                                                            -----------  -----------
Trading Equity:
 Unrestricted cash                                                           71,151,586  113,863,847
 Restricted cash                                                              1,546,618    2,175,923
                                                                            -----------  -----------
   Total Cash                                                                72,698,204  116,039,770
                                                                            -----------  -----------
 Net unrealized gain (loss) on open contracts (MS&Co.)                         (651,964)     391,494
 Net unrealized gain on open contracts (MSIP)                                   415,967    1,613,170
                                                                            -----------  -----------
   Total net unrealized gain (loss) on open contracts                          (235,997)   2,004,664
                                                                            -----------  -----------
 Options purchased (premiums paid $4,010,926 and $1,144,180, respectively)    3,483,054      790,178
                                                                            -----------  -----------
   Total Trading Equity                                                     185,557,157  209,227,002
Receivable from Investment in BHM I, LLC                                      2,950,173   15,894,480
Interest receivable (MS&Co.)                                                      2,470        1,470
                                                                            -----------  -----------
   Total Assets                                                             188,509,800  225,122,952
                                                                            ===========  ===========

                                 LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Options written (premiums received $4,597,583 and $344,612, respectively)     3,985,295      201,784
Redemptions payable                                                           1,547,780    8,467,774
Accrued incentive fee                                                         1,411,766      --
Accrued brokerage fees (MS&Co.)                                                 880,164    1,087,473
Accrued management fees                                                         421,690      508,977
                                                                            -----------  -----------
   Total Liabilities                                                          8,246,695   10,266,008
                                                                            -----------  -----------
PARTNERS' CAPITAL
Limited Partners (9,328,321.804 and 11,299,103.992 Units, respectively)     178,420,459  212,696,497
General Partner (96,338.692 and 114,769.692 Units, respectively)              1,842,646    2,160,447
                                                                            -----------  -----------
   Total Partners' Capital                                                  180,263,105  214,856,944
                                                                            -----------  -----------
   Total Liabilities and Partners' Capital                                  188,509,800  225,122,952
                                                                            ===========  ===========
NET ASSET VALUE PER UNIT                                                          19.13        18.82
                                                                            ===========  ===========

STATEMENTS OF OPERATIONS

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------------
                                                           2009              2008            2007
                                                      --------------    --------------  --------------
                                                             $                 $               $
INVESTMENT INCOME
 Interest income (MS&Co.)                                    149,472         2,333,858       7,376,760
                                                      --------------    --------------  --------------

EXPENSES
 Brokerage fees (MS&Co.)                                  11,170,576        12,935,032      12,796,668
 Management fees                                           5,321,165         5,908,748       5,908,989
 Incentive fees                                            1,783,508         3,578,609         698,113
                                                      --------------    --------------  --------------
   Total Expenses                                         18,275,249        22,422,389      19,403,770
                                                      --------------    --------------  --------------

NET INVESTMENT LOSS                                      (18,125,777)      (20,088,531)    (12,027,010)
                                                      --------------    --------------  --------------

TRADING RESULTS
Trading profit (loss):
 Realized                                                (15,530,111)       10,690,368      29,589,963
 Net change in unrealized                                 (1,945,071)        3,575,155      (6,993,476)
 Realized gain on investment in BHM I, LLC                 1,148,140           966,654        --
 Unrealized appreciation on investment in BHM I, LLC      36,225,357        14,840,971        --
                                                      --------------    --------------  --------------
   Total Trading Results                                  19,898,315        30,073,148      22,596,487
                                                      --------------    --------------  --------------

NET INCOME                                                 1,772,538         9,984,617      10,569,477
                                                      ==============    ==============  ==============

NET INCOME ALLOCATION
Limited Partners                                           1,752,399         9,880,297      10,454,002
General Partner                                               20,139           104,320         115,475

NET INCOME PER UNIT
Limited Partners                                                0.31              0.81            0.86
General Partner                                                 0.31              0.81            0.86

                                                           UNITS             UNITS           UNITS
                                                      --------------    --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING          10,166,429.664    11,773,848.462  12,190,131.832

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM TECHNICAL L.P.)

STATEMENTS OF FINANCIAL CONDITION

                                                                                DECEMBER 31,
                                                                          ------------------------
                                                                              2009        2008
                                                                          ------------ -----------
                                                                               $           $
                                             ASSETS
Trading Equity:
 Unrestricted cash                                                         337,112,125 517,758,117
 Restricted cash                                                            38,759,401  14,196,776
                                                                          ------------ -----------
   Total Cash                                                              375,871,526 531,954,893
                                                                          ------------ -----------

 Net unrealized gain on open contracts (MS&Co.)                              8,183,798  15,350,275
 Net unrealized gain on open contracts (MSIP)                                2,511,873   1,415,128
                                                                          ------------ -----------
   Total net unrealized gain on open contracts                              10,695,671  16,765,403
                                                                          ------------ -----------

 Options purchased (premiums paid $192,906 and $47,381, respectively)          185,397      26,406
                                                                          ------------ -----------
   Total Trading Equity                                                    386,752,594 548,746,702
Interest receivable (MS&Co.)                                                     5,334       3,818
                                                                          ------------ -----------
   Total Assets                                                            386,757,928 548,750,520
                                                                          ============ ===========
                               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                          3,332,464  23,445,292
Accrued brokerage fees (MS&Co.)                                              1,955,857   2,664,925
Accrued management fees                                                        586,118     989,046
Options written (premiums received $67,908 and $170,031, respectively)          55,219     150,636
Accrued incentive fee                                                          --          691,074
                                                                          ------------ -----------
   Total Liabilities                                                         5,929,658  27,940,973
                                                                          ------------ -----------
PARTNERS' CAPITAL
Limited Partners (18,367,153.109 and 22,657,223.480 Units, respectively)   376,999,886 515,570,112
General Partner (186,516.001 and 230,252.001 Units, respectively)            3,828,384   5,239,435
                                                                          ------------ -----------
   Total Partners' Capital                                                 380,828,270 520,809,547
                                                                          ------------ -----------
   Total Liabilities and Partners' Capital                                 386,757,928 548,750,520
                                                                          ============ ===========
NET ASSET VALUE PER UNIT                                                         20.53       22.76
                                                                          ============ ===========

STATEMENTS OF OPERATIONS

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                   2009            2008            2007
                                              --------------  --------------  --------------
                                                     $               $               $
INVESTMENT INCOME
 Interest income (MS&Co.)                            354,698       6,519,455      25,152,633
                                              --------------  --------------  --------------

EXPENSES
 Brokerage fees (MS&Co.)                          25,764,849      34,167,890      41,846,536
 Management fees                                   9,505,272      12,727,391      18,228,175
 Incentive fees                                      184,642      11,646,915       5,585,417
                                              --------------  --------------  --------------
   Total Expenses                                 35,454,763      58,542,196      65,660,128
  Management fee waived                             (409,373)       --            (1,306,736)
                                              --------------  --------------  --------------
   Net Expenses                                   35,045,390      58,542,196      64,353,392
                                              --------------  --------------  --------------

NET INVESTMENT LOSS                              (34,690,692)    (52,022,741)    (39,200,759)
                                              --------------  --------------  --------------

TRADING RESULTS
Trading profit (loss):
 Realized                                         (5,718,953)    114,853,874     (43,428,101)
 Net change in unrealized                         (6,062,972)      5,557,697     (20,612,964)
                                              --------------  --------------  --------------
   Total Trading Results                         (11,781,925)    120,411,571     (64,041,065)
                                              --------------  --------------  --------------

NET INCOME (LOSS)                                (46,472,617)     68,388,830    (103,241,824)
                                              ==============  ==============  ==============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                 (46,005,221)     67,638,716    (102,064,643)
General Partner                                     (467,396)        750,114      (1,177,181)

NET INCOME (LOSS) PER UNIT
Limited Partners                                       (2.23)           2.54           (3.35)
General Partner                                        (2.23)           2.54           (3.35)

                                                   UNITS           UNITS           UNITS
                                              --------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  20,187,874.856  26,059,402.181  30,918,611.010

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM CURRENCY L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                         UNITS OF
                                        PARTNERSHIP     LIMITED     GENERAL
                                         INTEREST       PARTNERS    PARTNER      TOTAL
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2006  14,327,328.169  161,303,764  1,745,572  163,049,336
Offering of Units                        612,283.271    6,526,442      --       6,526,442
Net loss                                    --        (19,782,415)  (208,774) (19,991,189)
Redemptions                           (4,026,743.259) (41,869,483)  (387,362) (42,256,845)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2007  10,912,868.181  106,178,308  1,149,436  107,327,744
Offering of Units                        442,658.625    4,701,294      --       4,701,294
Net income                                  --         12,396,509    134,791   12,531,300
Redemptions                           (3,432,372.833) (35,742,503)  (394,697) (36,137,200)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2008   7,923,153.973   87,533,608    889,530   88,423,138
Net loss                                    --         (7,613,304)   (77,520)  (7,690,824)
Redemptions                           (1,898,742.771) (20,122,091)  (199,822) (20,321,913)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2009   6,024,411.202   59,798,213    612,188   60,410,401
                                      ==============  ===========  =========  ===========

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                        UNITS OF
                                       PARTNERSHIP    LIMITED     GENERAL
                                        INTEREST      PARTNERS    PARTNER     TOTAL
                                      -------------  ----------  --------  ----------
                                                         $           $          $
Partners' Capital, December 31, 2006  2,586,996.544  39,917,674   439,646  40,357,320
Offering of Units                       186,872.225   2,900,452     --      2,900,452
Net income (loss)                           --           43,079      (422)     42,657
Redemptions                            (540,092.769) (8,323,434)  (65,485) (8,388,919)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2007  2,233,776.000  34,537,771   373,739  34,911,510
Offering of Units                       130,955.133   2,053,979     --      2,053,979
Net income                                  --        3,300,034    38,314   3,338,348
Redemptions                            (629,179.627) (9,819,883) (106,479) (9,926,362)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2008  1,735,551.506  30,071,901   305,574  30,377,475
Net loss                                    --       (3,396,166)  (34,470) (3,430,636)
Redemptions                            (435,204.924) (7,067,279)  (70,210) (7,137,489)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2009  1,300,346.582  19,608,456   200,894  19,809,350
                                      =============  ==========  ========  ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM SELECT L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                         UNITS OF
                                        PARTNERSHIP     LIMITED       GENERAL
                                         INTEREST       PARTNERS      PARTNER       TOTAL
                                      --------------  ------------  ----------  ------------
                                                           $             $            $
Partners' Capital, December 31, 2006  18,702,848.006   537,667,844   5,854,641   543,522,485
Offering of Units                      1,690,719.727    49,551,232      --        49,551,232
Net income                                  --          37,498,154     421,989    37,920,143
Redemptions                           (3,649,077.724) (107,220,507)   (594,798) (107,815,305)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2007  16,744,490.009   517,496,723   5,681,832   523,178,555
Offering of Units                      2,122,702.631    78,579,397      --        78,579,397
Net income                                  --         151,981,698   1,663,169   153,644,867
Redemptions                           (4,017,154.564) (148,266,898) (1,251,543) (149,518,441)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2008  14,850,038.076   599,790,920   6,093,458   605,884,378
Net loss                                    --         (40,147,610)   (408,231)  (40,555,841)
Redemptions                           (2,608,237.601)  (99,741,263)   (942,227) (100,683,490)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2009  12,241,800.475   459,902,047   4,743,000   464,645,047
                                      ==============  ============  ==========  ============

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM STRATEGIC L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                         UNITS OF
                                        PARTNERSHIP     LIMITED     GENERAL
                                         INTEREST       PARTNERS    PARTNER      TOTAL
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2006  12,217,629.382  207,238,137  2,238,927  209,477,064
Offering of Units                      2,157,683.821   37,689,397    120,000   37,809,397
Net income                                  --         10,454,002    115,475   10,569,477
Redemptions                           (2,405,875.835) (42,213,946)  (113,931) (42,327,877)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2007  11,969,437.368  213,167,590  2,360,471  215,528,061
Offering of Units                      2,162,673.125   39,440,651      --      39,440,651
Net income                                  --          9,880,297    104,320    9,984,617
Redemptions                           (2,718,236.809) (49,792,041)  (304,344) (50,096,385)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2008  11,413,873.684  212,696,497  2,160,447  214,856,944
Net income                                  --          1,752,399     20,139    1,772,538
Redemptions                           (1,989,213.188) (36,028,437)  (337,940) (36,366,377)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2009   9,424,660.496  178,420,459  1,842,646  180,263,105
                                      ==============  ===========  =========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM TECHNICAL L.P.)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007

                                         UNITS OF
                                        PARTNERSHIP     LIMITED       GENERAL
                                         INTEREST       PARTNERS      PARTNER       TOTAL
                                      --------------  ------------  ----------  ------------
                                                           $             $            $
Partners' Capital, December 31, 2006  32,115,800.116   748,658,571   8,162,387   756,820,958
Offering of Units                      2,927,214.256    65,566,835      --        65,566,835
Net loss                                    --        (102,064,643) (1,177,181) (103,241,824)
Redemptions                           (6,418,990.517) (139,540,737)   (705,574) (140,246,311)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2007  28,624,023.855   572,620,026   6,279,632   578,899,658
Offering of Units                      2,124,231.354    46,288,957      --        46,288,957
Net income                                  --          67,638,716     750,114    68,388,830
Redemptions                           (7,860,779.728) (170,977,587) (1,790,311) (172,767,898)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2008  22,887,475.481   515,570,112   5,239,435   520,809,547
Net loss                                    --         (46,005,221)   (467,396)  (46,472,617)
Redemptions                           (4,333,806.371)  (92,565,005)   (943,655)  (93,508,660)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2009  18,553,669.110   376,999,886   3,828,384   380,828,270
                                      ==============  ============  ==========  ============

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM CURRENCY L.P.)

STATEMENTS OF CASH FLOWS

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                      -------------------------------------
                                                          2009         2008         2007
                                                      -----------  -----------  -----------
                                                           $            $            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                      (7,690,824)  12,531,300  (19,991,189)
Noncash item included in net income (loss):
  Net change in unrealized                                 39,091   (1,139,401)   6,098,290
(Increase) decrease in operating assets:
  Restricted cash                                          20,255    2,344,745   (1,708,523)
  Net premiums paid for options purchased                  44,287      (16,613)     (29,116)
  Interest receivable (MS&Co.)                               (234)     227,999      332,133
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (MS&Co.)                        (117,275)     (80,091)    (189,243)
  Accrued management fees                                 (50,989)     (34,822)     (82,280)
  Net premiums received for options written               (24,780)    (193,194)     217,974
                                                      -----------  -----------  -----------
Net cash provided by (used for) operating activities   (7,780,469)  13,639,923  (15,351,954)
                                                      -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units                       --        5,191,586    6,795,366
Cash paid for redemptions of Units                    (23,969,368) (36,966,030) (41,931,983)
                                                      -----------  -----------  -----------
Net cash used for financing activities                (23,969,368) (31,774,444) (35,136,617)
                                                      -----------  -----------  -----------

Net decrease in unrestricted cash                     (31,749,837) (18,134,521) (50,488,571)

Unrestricted cash at beginning of period               92,837,025  110,971,546  161,460,117
                                                      -----------  -----------  -----------

Unrestricted cash at end of period                     61,087,188   92,837,025  110,971,546
                                                      ===========  ===========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.)

STATEMENTS OF CASH FLOWS

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                      -----------------------------------
                                                          2009         2008        2007
                                                      -----------   ----------  ----------
                                                           $            $           $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                      (3,430,636)   3,338,348      42,657
Noncash item included in net income (loss):
  Net change in unrealized                              1,539,636   (1,960,397)    242,776
(Increase) decrease in operating assets:
  Restricted cash                                        (738,154)   3,410,699    (208,237)
  Net premiums paid for options purchased                  (1,034)      10,871     (10,871)
  Interest receivable (MS&Co.)                                (77)      90,694      88,255
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (MS&Co.)                         (39,337)     (18,624)    (21,829)
  Accrued management fees                                 (12,723)      (6,326)      1,509
  Accrued incentive fees                                 (158,261)     158,261      --
                                                      -----------   ----------  ----------
Net cash provided by (used for) operating activities   (2,840,586)   5,023,526     134,260
                                                      -----------   ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units                       --        2,102,044   3,077,352
Cash paid for redemptions of Units                     (8,556,055)  (8,773,475) (8,892,895)
                                                      -----------   ----------  ----------
Net cash used for financing activities                 (8,556,055)  (6,671,431) (5,815,543)
                                                      -----------   ----------  ----------

Net decrease in unrestricted cash                     (11,396,641)  (1,647,905) (5,681,283)

Unrestricted cash at beginning of period               29,138,620   30,786,525  36,467,808
                                                      -----------   ----------  ----------

Unrestricted cash at end of period                     17,741,979   29,138,620  30,786,525
                                                      ===========   ==========  ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM SELECT L.P.)

STATEMENTS OF CASH FLOWS

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                          2009          2008          2007
                                                      ------------  ------------  ------------
                                                           $             $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                      (40,555,841)  153,644,867    37,920,143
Noncash item included in net income (loss):
  Net change in unrealized                              14,030,463   (16,436,714)    2,352,561
(Increase) decrease in operating assets:
  Restricted cash                                      (28,064,300)   35,906,084    20,963,191
  Interest receivable (MS&Co.)                              (2,211)    1,058,895       795,211
  Net premiums paid for options purchased                  --            378,156      (378,156)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (MS&Co.)                         (670,294)      457,296       (91,234)
  Accrued management fees                                 (246,505)      126,582      (147,338)
  Accrued incentive fees                                (2,429,055)    2,412,452        16,603
                                                      ------------  ------------  ------------
Net cash provided by (used for) operating activities   (57,937,743)  177,547,618    61,430,981
                                                      ------------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units                       --         81,640,779    51,215,560
Cash paid for redemptions of Units                    (120,702,067) (132,687,512) (108,773,406)
                                                      ------------  ------------  ------------
Net cash used for financing activities                (120,702,067)  (51,046,733)  (57,557,846)
                                                      ------------  ------------  ------------

Net increase (decrease) in unrestricted cash          (178,639,810)  126,500,885     3,873,135

Unrestricted cash at beginning of period               601,638,653   475,137,768   471,264,633
                                                      ------------  ------------  ------------

Unrestricted cash at end of period                     422,998,843   601,638,653   475,137,768
                                                      ============  ============  ============

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM STRATEGIC L.P.)

STATEMENTS OF CASH FLOWS

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                            2009            2008          2007
                                                        ------------    ------------  -----------
                                                             $               $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                 1,772,538       9,984,617   10,569,477
Purchase of investment in BHM I, LLC                     (17,036,081)    (88,387,201)      --
Proceeds from sale of investments                         35,190,072      25,652,936       --
Noncash item included in net income:
  Net change in unrealized                                 1,945,071      (3,575,155)   6,993,476
  Realized appreciation on investments in BHM I, LLC      (1,148,140)       (966,654)      --
  Unrealized appreciation on investment in BHM I, LLC    (36,225,357)    (14,840,971)      --
(Increase) decrease in operating assets:
  Restricted cash                                            629,305      25,476,133   (6,668,409)
  Net premiums paid for options purchased                 (2,866,746)       (307,374)     338,520
  Receivable from investment in BHM I, LLC                12,944,307     (15,894,480)      --
  Interest receivable (MS&Co.)                                (1,000)        419,795      249,073
Increase (decrease) in operating liabilities:
  Net premiums received for options written                4,252,971        (286,802)     123,897
  Accrued incentive fees                                   1,411,766        (102,353)     102,353
  Accrued brokerage fees (MS&Co.)                           (207,309)         35,674       27,335
  Accrued management fees                                    (87,287)         88,257      (57,691)
                                                        ------------    ------------  -----------
Net cash provided by (used for) operating activities         574,110     (62,703,578)  11,678,031
                                                        ------------    ------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units                         --           42,839,588   37,012,006
Cash paid for redemptions of Units                       (43,286,371)    (44,521,151) (42,547,171)
                                                        ------------    ------------  -----------
Net cash used for financing activities                   (43,286,371)     (1,681,563)  (5,535,165)
                                                        ------------    ------------  -----------

Net increase (decrease) in unrestricted cash             (42,712,261)    (64,385,141)   6,142,866

Unrestricted cash at beginning of period                 113,863,847     178,248,988  172,106,122
                                                        ------------    ------------  -----------

Unrestricted cash at end of period                        71,151,586     113,863,847  178,248,988
                                                        ============    ============  ===========

SUPPLEMENTAL DISCLOSURE OF
 NON-CASH OPERATING ACTIVITY:
Non-Cash investment to BHM I, LLC                            n/a        $ 11,850,500      n/a
                                                        ============    ============  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM TECHNICAL L.P.)

STATEMENTS OF CASH FLOWS

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                          2009            2008          2007
                                                      ------------    ------------  ------------
                                                           $               $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                      (46,472,617)     68,388,830  (103,241,824)
Noncash item included in net income (loss):
  Net change in unrealized                               6,062,972      (5,557,697)   20,612,964
(Increase) decrease in operating assets:
  Restricted cash                                      (24,562,625)     41,164,626    60,586,030
  Net premiums paid for options purchased                 (145,525)        245,350      (143,797)
  Interest receivable (MS&Co.)                              (1,516)      1,197,529     1,337,147
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (MS&Co.)                         (709,068)       (273,709)     (754,700)
  Accrued management fees                                 (402,928)         33,990      (652,140)
  Net premiums received for options written               (102,123)          5,985        77,485
  Accrued incentive fees                                  (691,074)        429,791       261,283
                                                      ------------    ------------  ------------
Net cash provided by (used for) operating activities   (67,024,504)    105,634,695   (21,917,552)
                                                      ------------    ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units                       --           49,051,224    69,654,462
Cash paid for redemptions of Units                    (113,621,488)   (159,649,850) (141,490,455)
                                                      ------------    ------------  ------------
Net cash used for financing activities                (113,621,488)   (110,598,626)  (71,835,993)
                                                      ------------    ------------  ------------

Net decrease in unrestricted cash                     (180,645,992)     (4,963,931)  (93,753,545)

Unrestricted cash at beginning of period               517,758,117     522,722,048   616,475,593
                                                      ------------    ------------  ------------

Unrestricted cash at end of period                     337,112,125     517,758,117   522,722,048
                                                      ============    ============  ============

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM CURRENCY L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED  PERCENTAGE   NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                       LOSS        NET ASSETS         LOSS       OF NET ASSETS  GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $60,410,401               $              %              $               %             $
Foreign currency                                   (349,025)        (0.58)        (191,918)        (0.32)       (540,943)
                                                   --------         -----         --------         -----        --------
  Grand Total:                                     (349,025)        (0.58)        (191,918)        (0.32)       (540,943)
                                                   ========         =====         ========         =====
  Unrealized Currency Gain                                                                          0.13          78,317
                                                                                                   =====        --------
  Total Net Unrealized Loss on Open Contracts                                                                   (462,626)
                                                                                                                ========

OPTION CONTRACTS                                  FAIR VALUE      % OF NAV
----------------                                --------------- -------------
                                                       $              %
Options purchased on Futures Contacts                 --              --
Options purchased on Forward Contracts                121             --
Options written on Futures Contracts                  --              --
Options written on Forward Contracts                  --              --

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM CURRENCY L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008 (Continued)

                                                LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                       GAIN        NET ASSETS         LOSS        NET ASSETS    GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2008 PARTNERSHIP NET ASSETS: $88,423,138               $              %              $               %             $
Foreign currency                                    79,116          0.09          (613,982)        (0.69)       (534,866)
                                                    ------          ----          --------         -----        --------
  Grand Total:                                      79,116          0.09          (613,982)        (0.69)       (534,866)
                                                    ======          ====          ========         =====
  Unrealized Currency Gain                                                                          0.15         130,959
                                                                                                   =====        --------
  Total Net Unrealized Loss on Open Contracts                                                                   (403,907)
                                                                                                                ========

OPTION CONTRACTS                                  FAIR VALUE      % OF NAV
----------------                                --------------- -------------
                                                       $              %
Options purchased on Futures Contracts                --             --
Options purchased on Forward Contracts                 251           --
Options written on Futures Contracts                  --             --
Options written on Forward Contracts                  (251)          --

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                       GAIN        NET ASSETS     GAIN/(LOSS)     NET ASSETS        GAIN
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $19,809,350               $              %              $               %             $
Commodity                                            186,850        0.94          (53,915)         (0.27)        132,935
Equity                                                82,036        0.41             (961)           --           81,075
Foreign currency                                      19,583        0.10           26,941           0.14          46,524
Interest rate                                         90,053        0.45           13,882           0.07         103,935
                                                   ---------        ----          -------          -----       ---------
  Grand Total:                                       378,522        1.90          (14,053)         (0.06)        364,469
                                                   =========        ====          =======          =====
  Unrealized Currency Gain                                                                          5.08       1,006,229
                                                                                                   =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                  1,370,698
                                                                                                               =========

OPTION CONTRACTS                                  FAIR VALUE      % OF NAV
----------------                                --------------- -------------
                                                       $              %
Options purchased on Futures Contacts                 --             --
Options purchased on Forward Contracts                87             --
Options written on Futures Contracts                  --             --
Options written on Forward Contracts                  --             --

2008 PARTNERSHIP NET ASSETS: $30,377,475
Commodity                                            162,741        0.53          711,615           2.34         874,356
Equity                                                23,152        0.08             (334)           --           22,818
Foreign currency                                     167,729        0.55           63,032           0.21         230,761
Interest rate                                      1,089,765        3.59             --              --        1,089,765
                                                   ---------        ----          -------          -----       ---------
  Grand Total:                                     1,443,387        4.75          774,313           2.55       2,217,700
                                                   =========        ====          =======          =====
  Unrealized Currency Gain                                                                          2.28         691,687
                                                                                                   =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                  2,909,387
                                                                                                               =========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM SELECT L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                    GAIN/(LOSS)    NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $464,645,047              $              %              $               %             $
Commodity                                         10,326,975         2.22        (1,557,740)       (0.33)       8,769,235
Equity                                             3,424,570         0.74            15,569          --         3,440,139
Foreign currency                                  (1,335,800)       (0.29)          434,606         0.09         (901,194)
Interest rate                                      1,261,198         0.27           212,876         0.05        1,474,074
                                                  ----------        -----        ----------        -----       ----------
  Grand Total:                                    13,676,943         2.94          (894,689)       (0.19)      12,782,254
                                                  ==========        =====        ==========        =====
  Unrealized Currency Loss                                                                         (0.17)        (766,953)
                                                                                                   =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                  12,015,301
                                                                                                               ==========

2008 PARTNERSHIP NET ASSETS: $605,884,378
Commodity                                            838,755         0.14        11,613,498         1.92       12,452,253
Equity                                               145,512         0.02           (39,608)       (0.01)         105,904
Foreign currency                                    (318,118)       (0.05)          453,250         0.07          135,132
Interest rate                                     14,885,639         2.46             2,078          --        14,887,717
                                                  ----------        -----        ----------        -----       ----------
  Grand Total:                                    15,551,788         2.57        12,029,218         1.98       27,581,006
                                                  ==========        =====        ==========        =====
  Unrealized Currency Loss                                                                         (0.25)      (1,535,242)
                                                                                                   =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                  26,045,764
                                                                                                               ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM STRATEGIC L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                    GAIN/(LOSS)    NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $180,263,105              $              %              $               %             $
Commodity                                            402,309         0.22            --              --          402,309
Equity                                               265,446         0.15            --              --          265,446
Foreign currency                                     203,330         0.11         (326,746)        (0.18)       (123,416)
Interest rate                                        (39,122)       (0.02)           8,928          0.01         (30,194)
                                                  ----------        -----         --------         -----        --------
  Grand Total:                                       831,963         0.46         (317,818)        (0.17)        514,145
                                                  ==========        =====         ========         =====
  Unrealized Currency Loss                                                                         (0.42)       (750,142)
                                                                                                   =====        --------
  Total Net Unrealized Loss on Open Contracts                                                                   (235,997)
                                                                                                                ========

OPTION CONTRACTS                                  FAIR VALUE      % OF NAV
----------------                                --------------- -------------
                                                       $              %
Options purchased on Futures Contracts                --              --
Options purchased on Forward Contracts             3,483,054         1.93
Options written on Futures Contracts                  --              --
Options written on Forward Contracts              (3,985,295)       (2.21)

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM STRATEGIC L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008 (Continued)

                                                LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                       GAIN        NET ASSETS         LOSS        NET ASSETS    GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2008 PARTNERSHIP NET ASSETS: $214,856,944              $              %              $               %             $
Commodity                                          1,854,894         0.86         (124,468)        (0.06)      1,730,426
Equity                                                20,337         0.01          (16,805)        (0.01)          3,532
Foreign currency                                   1,089,344         0.51         (453,017)        (0.21)        636,327
Interest rate                                        426,800         0.20            --              --          426,800
                                                   ---------        -----         --------         -----       ---------
  Grand Total:                                     3,391,375         1.58         (594,290)        (0.28)      2,797,085
                                                   =========        =====         ========         =====
  Unrealized Currency Loss                                                                         (0.37)       (792,421)
                                                                                                   =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                  2,004,664
                                                                                                               =========

OPTION CONTRACTS                                  FAIR VALUE      % OF NAV
----------------                                --------------- -------------
                                                       $              %
Options purchased on Futures Contracts                 --             --
Options purchased on Forward Contracts               790,178         0.37
Options written on Futures Contracts                   --             --
Options written on Forward Contracts                (201,784)       (0.09)

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM TECHNICAL L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008

                                                LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                    GAIN/(LOSS)    NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP NET ASSETS: $380,828,270              $              %              $               %             $
Commodity                                          6,940,685         1.82         177,727          0.04         7,118,412
Equity                                             5,093,096         1.34          (4,468)          --          5,088,628
Foreign currency                                  (2,142,450)       (0.56)        152,960          0.04        (1,989,490)
Interest rate                                     (2,917,670)       (0.77)         (7,311)          --         (2,924,981)
                                                  ----------       ------         -------          ----        ----------
  Grand Total:                                     6,973,661         1.83         318,908          0.08         7,292,569
                                                  ==========       ======         =======          ====
  Unrealized Currency Gain                                                                         0.89         3,403,102
                                                                                                   ====        ----------
  Total Net Unrealized Gain on Open Contracts                                                                  10,695,671
                                                                                                               ==========

OPTION CONTRACTS                                  FAIR VALUE        % NAV
----------------                                --------------- -------------
                                                       $              %
Options purchased on Futures Contracts               2,023           --
Options purchased on Forward Contracts              183,374         0.05
Options written on Futures Contracts                (4,633)          --
Options written on Forward Contracts               (50,586)        (0.01)

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.
(FORMERLY, MORGAN STANLEY SPECTRUM TECHNICAL L.P.)

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2009 AND 2008 (Continued)

                                                LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                       GAIN        NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
------------------------------                  --------------- ------------- ---------------- ------------- --------------
2008 PARTNERSHIP NET ASSETS: $520,809,547              $              %              $               %             $
Commodity                                            780,334         0.15           501,033         0.10        1,281,367
Equity                                                16,503          --           (328,487)       (0.06)        (311,984)
Foreign currency                                   2,287,038         0.44        (2,652,344)       (0.51)        (365,306)
Interest rate                                     11,905,805         2.28           (96,679)       (0.02)      11,809,126
                                                  ----------        -----        ----------        -----       ----------
  Grand Total:                                    14,989,680         2.87        (2,576,477)       (0.49)      12,413,203
                                                  ==========        =====        ==========        =====
  Unrealized Currency Gain                                                                          0.84        4,352,200
                                                                                                   =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                  16,765,403
                                                                                                               ==========

OPTION CONTRACTS                                  FAIR VALUE      % OF NAV
----------------                                --------------- -------------
                                                       $              %
Options purchased on Futures Contracts                --              --
Options purchased on Forward Contracts                26,406         0.01
Options written on Futures Contracts                  --              --
Options written on Forward Contracts                (150,636)       (0.03)

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
1. ORGANIZATION

Morgan Stanley Smith Barney Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Smith Barney Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Smith Barney Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Smith Barney Spectrum Strategic L.P. ("Spectrum Strategic"), and Morgan Stanley Smith Barney Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership", or collectively, the "Partnerships"), are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests") (refer to Note 7. Financial Instruments).
  The general partner of each Partnership is Demeter Management LLC ("Demeter"). The commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International plc ("MSIP"). Spectrum Currency's commodity broker is MS&Co. MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.
  On April 30, 2009, Demeter Management Corporation was converted from a Delaware corporation to a Delaware limited liability company and changed its name to Demeter Management LLC. Demeter is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC, which is majority-owned indirectly by Morgan Stanley and minority-owned indirectly by Citigroup Inc. ("Citigroup").
  Demeter does not believe that the change in its ownership had a material impact on each Partnership's limited partners. At all times Demeter served as the general partner of the Partnerships and it continues to do so. The change in ownership occurred pursuant to the transaction in which Morgan Stanley and Citigroup agreed to combine the Global Wealth Management Group of Morgan Stanley and the Smith Barney division of Citigroup Global Markets Inc. into a new joint venture. The transaction closed on June 1, 2009.
  Prior to June 1, 2009, Demeter was a wholly-owned subsidiary of Morgan
Stanley.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  Effective September 29, 2009, Demeter changed the name of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P., respectively, to Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P., respectively. The name change does not have any impact on the operation of each Partnership or its limited partners.
  On January 1, 2008, the portion of Spectrum Strategic's assets which are managed by Blenheim Capital Management, L.L.C. ("Blenheim") were initially invested as capital in Morgan Stanley Smith Barney BHM I, LLC ("BHM I, LLC"). BHM I, LLC was formed in order to permit commodity pools operated by Demeter and managed by Blenheim to invest together in one trading vehicle and to promote efficiency and economy in the trading process. Demeter is the trading manager of BHM I, LLC. Spectrum Strategic's allocation to Blenheim is effected by investing substantially all of the capital that is allocated to Blenheim in BHM I, LLC. There is no material change to the investors as a result of the investment in BHM I, LLC.
  Effective February 29, 2008, Demeter terminated the management agreement by and among Demeter, Spectrum Global Balanced, and Cornerstone Quantitative Investment Group, Inc. ("Cornerstone"). Consequently, Cornerstone ceased all Futures Interests trading on behalf of Spectrum Global Balanced as of February 29, 2008.
  Effective February 29, 2008, Demeter terminated the management agreement by and among Demeter, Spectrum Strategic, and Cornerstone. Consequently, Cornerstone ceased all Futures Interests trading on behalf of Spectrum Strategic as of February 29, 2008.
  Effective December 1, 2008, the Partnerships no long offer units of limited partnership interest ("Unit(s)") for purchase or exchange.
  On April 1, 2007, Morgan Stanley merged Morgan Stanley DW Inc. ("Morgan Stanley DW") into MS&Co. Upon completion of the merger, the surviving entity, MS&Co., became the Partnerships' principal U.S. commodity broker-dealer.
  On April 13, 2007, Morgan Stanley & Co. International Limited changed its name to Morgan Stanley & Co. International plc.
  Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



--------------------------------------------------------------------------------
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. "GAAP"), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

VALUATION. Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as a net unrealized gain or loss on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input, the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period.
  The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of a Futures Interest on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.
  Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to fair values. The difference between the fair value of an option and the premiums received/premiums paid is treated as an unrealized gain or loss.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



REVENUE RECOGNITION. Monthly, MS&Co. pays each Partnership interest income at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during such month on 80% of the funds on deposit with the commodity brokers at each month-end in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and on 100% of the funds on deposit in the case of Spectrum Global Balanced. For purposes of such interest payments, net assets do not include monies owed to the Partnerships on Futures Interests.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under Accounting Standards Codification ("ASC") 825-10-50-10, Financial Instruments (formerly, Statement of Financial Accounting Standards ("SFAS") No. 107, Disclosures About Fair Values of Financial Instruments), approximates the carrying amount presented in the Statements of Financial Condition.

FOREIGN CURRENCY TRANSLATION.  The Partnerships' functional currency is the
U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

NET INCOME (LOSS) PER UNIT. Net income (loss) per Unit is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (See Note 10. Financial Highlights).

TRADING EQUITY. The Partnerships' asset "Trading Equity," reflected on the Statements of Financial Condition, consists of (A) cash on deposit with MS&Co. and MSIP for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and with MS&Co. for Spectrum Currency, to be used as margin for trading; (B) net unrealized gains or losses on futures and forward contracts, which are valued at fair value and calculated as the difference between original contract value and fair value; and for Partnerships which trade in options, (C) options purchased at fair value. Options written at fair value are recorded in "Liabilities".
  The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' Statements of Financial Condition.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

RESTRICTED AND UNRESTRICTED CASH. As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options and offset losses on offset London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS. The brokerage fees for Spectrum Currency and Spectrum Global Balanced are currently accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of net assets as of the first day of each month.

  Brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical are currently accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of net assets as of the first day of each month.

  Such brokerage fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES. The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by MS&Co. through the brokerage fees paid by the Partnerships.

CONTINUING OFFERING. Units of each Partnership were offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units were paid by the limited partners or the Partnerships. MS&Co. paid all such costs.

  Effective December 1, 2008, the Partnerships no longer offer Units for purchase or exchange.

REDEMPTIONS. Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first became a limited partner. The Request for Redemption must be delivered to a limited partner's local Morgan Stanley Smith Barney Branch Office in time for it to be forwarded and received by Demeter no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, in a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a Partnership.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to MS&Co.

  The aggregate amounts of redemption charges paid to MS&Co. for the years ended December 31 2009, 2008, and 2007 were as follows:

                                           2009    2008    2007
                                         ------  ------  ------
                                           $       $       $
               Spectrum Currency         14,053   19,670  41,198
               Spectrum Global Balanced    6,792  10,005  12,526
               Spectrum Select           154,095 231,902 181,457
               Spectrum Strategic         69,135 116,803 132,432
               Spectrum Technical        123,590 286,696 257,958

EXCHANGES. On the last day of the first month which occurred more than six months after a person first became a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners were able to exchange their Units among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.
  Effective December 1, 2008, the Partnerships no longer offer Units for purchase or exchange.

DISTRIBUTIONS. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships' profits.

INCOME TAXES. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  ASC 740-10-50-15, Income Taxes (which incorporates former Financial Accounting Standards Board ("FASB") Statement No. 109 and FASB Interpretation No. 48, Income Taxes), clarifies the accounting for uncertainty in income taxes recognized in a Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded there are no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2009. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Operations. Generally, 2006 through 2009 tax years remain subject to examination by U.S. federal and most state tax authorities.

DISSOLUTION OF THE PARTNERSHIPS. Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

OTHER PRONOUNCEMENTS. On July 1, 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, also known as FASB ASC 105-10, Generally Accepted Accounting Principles ("ASC 105-10" or the "Codification"). ASC 105-10 established the exclusive authoritative reference for U.S. GAAP for use in financial statements except for Securities and Exchange Commission ("SEC") rules and interpretive releases, which are also authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. The Codification became the single source of authoritative accounting principles generally accepted in the United States and is effective for financial statements issued for interim and annual periods ending after September 15, 2009.
  In September 2009, the FASB issued Accounting Standards Update ("ASU")
No. 2009-12 addressing Fair Value Measurement and Disclosures, Topic ASC 820. ASU No. 2009-12 amended Subtopic 820-10, Fair Value Measurement and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share or its equivalent. The amendments in ASU No. 2009-12 permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in ASU No. 2009-12 on the basis of the net asset value per share of the investment or its equivalent. Additionally, ASU No. 2009-12 requires disclosures by major category of investment about the attributes of the investments within the scope of the amendments, such as the nature of any restrictions on redemptions, any unfunded commitments and the investment strategies of the investees. The amendments in ASU No. 2009-12 are effective for interim and annual periods ending after December 15, 2009. Management believes that the adoption of ASU No. 2009-12 did not have a material impact on the financial statements of the Partnerships.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The Partnerships adopted ASC 855-10, Subsequent Events (formerly, SFAS
No. 165, Subsequent Events), which was issued in May 2009, and ASU No. 2010-09, Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements, which was issued in February 2010. ASC 855-10 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. ASC 855-10 is effective for the interim and annual periods ending after June 15, 2009 and ASU No. 2010-09 is effective immediately. Management has performed its evaluation of subsequent events and has determined that there were no subsequent events requiring adjustment in the December 31, 2009 financial statements. The nature of the subsequent events is disclosed in Note 11. Subsequent Events.

  ASC 820-10-65, Fair Value Measurements (formerly, FASB Staff Position ("FSP") SFAS No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), was issued in April 2009. ASC 820-10-65 provides additional guidance for determining fair value and requires new disclosures regarding the categories of fair value instruments, as well as the inputs and valuation techniques utilized to determine fair value and any changes to the inputs and valuation techniques during the period. ASC 820-10-65 is effective for the interim and annual periods ending after June 15, 2009. The adoption of ASC 820-10-65 did not have a material impact on the Partnerships' financial statements.


--------------------------------------------------------------------------------
3. RECENT ACCOUNTING PRONOUNCEMENTS

  In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements, which, among other things, amends ASC 820 to require entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. ASU No. 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Partnerships are currently assessing the impact of adopting ASU No. 2010-06.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



  In June 2009, the FASB issued ASC 810-10, Consolidation of Variable Interest Entities (formerly, SFAS 167, Amendments to FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities). ASC 810-10 contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. ASC 810-10 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity's status as a variable interest entity, a company's power over a variable interest entity, or a company's obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)'s provisions. ASC 810-10 is applicable for annual periods beginning after November 15, 2009, and interim periods thereafter. Effective February 25, 2010, the FASB has decided to indefinitely defer the application of ASC 810-10 for certain entities. Management believes that the Partnerships meet the criteria for the indefinite deferral of the application of ASC 810-10.

--------------------------------------------------------------------------------
4. INVESTMENT IN BHM I, LLC

Effective January 1, 2008, Spectrum Strategic invested a portion of its assets in BHM I, LLC. Spectrum Strategic's investment in BHM I, LLC represents approximately 60.81% of the net asset value of Spectrum Strategic at December 31, 2009.

  Summarized information for Spectrum Strategic's investment in BHM I, LLC as of December 31, 2009, is as follows:

              % OF
           PARTNERSHIP    FAIR       TOTAL    MANAGEMENT INCENTIVE ADMINISTRATIVE
INVESTMENT NET ASSETS     VALUE      INCOME      FEES      FEES         FEES
---------- ----------- ----------- ---------- ---------- --------- --------------
                %           $          $          $          $           $
  BHM I,
  LLC         60.81    109,611,896 37,373,497    n/a        n/a         n/a

  Spectrum Strategic's investment into BHM I, LLC does not pay any management, incentive, or administrative fee. Those fees are paid by Spectrum Strategic.
  For BHM I, LLC, contributions and withdrawals are permitted on a monthly basis.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The tables below represent summarized Income Statement information for BHM I, LLC for the year ended December 31, 2009 and 2008, respectively, to meet the requirements of Regulation S-X rule 3-09, as follows:

                                      NET        TOTAL
           DECEMBER 31, INVESTMENT INVESTMENT   TRADING      NET
               2009       INCOME      LOSS      RESULTS     INCOME
           ------------ ---------- ----------  ---------- ----------
                            $          $           $          $
            BHM I, LLC    22,591   (2,554,661) 49,563,805 47,009,144

                                       NET       TOTAL
            DECEMBER 31, INVESTMENT INVESTMENT  TRADING      NET
                2008       INCOME      LOSS     RESULTS     INCOME
            ------------ ---------- ---------- ---------- ----------
                             $          $          $          $
             BHM I, LLC   241,409    (890,361) 16,786,894 15,896,533

--------------------------------------------------------------------------------
5. RELATED PARTY TRANSACTIONS


Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical's cash is on deposit with Morgan Stanley DW (through March 31, 2007), MS&Co., and MSIP, and Spectrum Currency's cash is on deposit with Morgan Stanley DW (through March 31, 2007) and MS&Co., in futures interests trading accounts to meet margin requirements as needed. MS&Co. (Morgan Stanley DW through March 31, 2007) pays interest on these funds as described in Note 2. Each Partnership pays brokerage fees to MS&Co. (Morgan Stanley DW through March 31, 2007) as described in Note 2. MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

--------------------------------------------------------------------------------
6. TRADING ADVISORS


Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2009 were as follows:

Morgan Stanley Smith Barney Spectrum Currency L.P.
  C-View International Limited ("C-View")
  DKR Fusion Management L.P. ("DKR")
  FX Concepts Trading Advisor, Inc. ("FX Concepts")
  John W. Henry & Company, Inc. ("JWH")
  Sunrise Capital Partners, LLC ("Sunrise")

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
  Altis Partners (Jersey) Limited ("Altis")
  C-View International Limited
  SSARIS Advisors, LLC ("SSARIS")

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



Morgan Stanley Smith Barney Spectrum Select L.P.
  Altis Partners (Jersey) Limited
  EMC Capital Management, Inc. ("EMC")
  Graham Capital Management, L.P. ("Graham")
  Northfield Trading L.P. ("Northfield")
  Rabar Market Research, Inc. ("Rabar")
  Sunrise Capital Management, Inc.

Morgan Stanley Smith Barney Spectrum Strategic L.P.
  Blenheim Capital Management, L.L.C. ("Blenheim")
  Eclipse Capital Management, Inc. ("Eclipse")
  FX Concepts Trading Advisor, Inc.

Morgan Stanley Smith Barney Spectrum Technical L.P.
  Aspect Capital Limited ("Aspect")
  Campbell & Company, Inc. ("Campbell")
  Chesapeake Capital Corporation ("Chesapeake")
  John W. Henry & Company, Inc.
  Rotella Capital Management, Inc. ("Rotella")
  Winton Capital Management Limited ("Winton")
  Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE. The management fee for Spectrum Currency is accrued at a rate of 1/6 of 1% per month of net assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

  The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% per month of net assets allocated to SSARIS on the first day of each month (a 1.25% annual rate), 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate), and 1/6 of 1% per month of net assets allocated to C-View on the first day of each month (a 2% annual rate).
  Prior to August 1, 2008, Spectrum Global Balanced accrued management fees at a rate of 1/12 of 1.75% per month of net assets allocated to Altis on the first day of each month (a 1.75% annual rate).
  The management fee for Spectrum Select is accrued at a rate of 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate), 1/6 of 1% per month of net assets allocated to Graham on the first day of each month (a 2% annual rate), 5/24 of 1% per month of net assets allocated to EMC and Rabar on the first day of each month (a 2.5% annual rate), and 1/4 of 1% per month of net assets allocated to Northfield and Sunrise on the first day of each month (a 3% annual rate).
  Prior to August 1, 2008, Spectrum Select accrued management fees at a rate of 1/12 of 1.75% per month of net assets allocated to Altis on the first day of each month (a 1.75% annual rate).

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The management fee for Spectrum Strategic is accrued at a rate of 1/6 of 1% per month of net assets allocated to FX Concepts on the first day of each month (a 2% annual rate), and 1/4 of 1% per month of net assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate).
  The management fee for Spectrum Technical is accrued at a rate of 1/6 of 1% per month of net assets allocated to Aspect, Chesapeake, JWH, and Winton on the first day of each month (a 2% annual rate), and 1/4 of 1% per month of net assets allocated to Campbell on the first day of each month (a 3% annual rate).
  For the period from October 1, 2009, through December 31, 2009, Rotella temporarily waived the management fee it receives from Spectrum Technical. Effective January 1, 2010, Spectrum Technical pays Rotella a monthly management fee equal to 1/6 of 1% of its net assets allocated to Rotella on the first day of each month (a 2% annual rate). Prior to October 1, 2009, Spectrum Technical paid Rotella a monthly management fee equal to 1/6 of 1% of its net assets allocated to Rotella on the first day of each month (a 2% annual rate).
  For the period from September 1, 2007, through December 31, 2007, Chesapeake waived the management fee it receives from Spectrum Technical. Effective January 1, 2008, Spectrum Technical pays Chesapeake a monthly management fee equal to 1/6 of 1% of its net assets allocated to Chesapeake on the first day of each month (a 2% annual rate). Prior to September 1, 2007, Spectrum Technical paid Chesapeake a monthly management fee equal to 1/4 of 1% of its net assets allocated to Chesapeake on the first day of each month (a 3% annual rate).

INCENTIVE FEE. Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated net assets as of the end of each calendar month.
  Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to SSARIS as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to Altis and C-View as of the end of each calendar month.
  Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Northfield and Sunrise as of the end of each calendar month, 17.5% of the trading profits experienced with respect to the net assets allocated to EMC and Rabar as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to Altis and Graham as of the end of each calendar month.
  Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Blenheim and Eclipse as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to FX Concepts as of the end of each calendar month.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  Spectrum Technical pays a monthly incentive fee equal to 19% of the trading profits experienced with respect to the net assets allocated to Chesapeake as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to each of Aspect, Campbell, JWH, Rotella, and Winton as of the end of each calendar month.
  Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

  For all trading advisors with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's redemptions.

--------------------------------------------------------------------------------
7. FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

  The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.
  The Partnerships' contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments as required by ASC 815-10-15, Derivatives and Hedging (formerly, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities). A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:
(1)One or more underlying notional amounts or payment provisions;
(2)Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;
(3)Terms require or permit net settlement.
  Generally, derivatives include futures, forward, swap or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

SPECTRUM CURRENCY

                      NET UNREALIZED LOSSES
                        ON OPEN CONTRACTS       LONGEST MATURITIES
                  ----------------------------  -------------------
                              OFF-                          OFF-
                  EXCHANGE- EXCHANGE-           EXCHANGE- EXCHANGE-
             YEAR  TRADED    TRADED     TOTAL    TRADED    TRADED
             ---- --------- --------- --------  --------- ---------
                      $         $         $
             2009    --     (462,626) (462,626)    --     Mar. 2010
             2008    --     (403,907) (403,907)    --     Apr. 2009

SPECTRUM GLOBAL BALANCED

                      NET UNREALIZED GAINS
                        ON OPEN CONTRACTS       LONGEST MATURITIES
                  ----------------------------- -------------------
                              OFF-                          OFF-
                  EXCHANGE- EXCHANGE-           EXCHANGE- EXCHANGE-
             YEAR  TRADED    TRADED     TOTAL    TRADED    TRADED
             ---- --------- --------- --------- --------- ---------
                      $         $         $
             2009 1,313,616  57,082   1,370,698 Dec. 2011 Mar. 2010
             2008 2,853,299  56,088   2,909,387 Jun. 2010 Apr. 2009

SPECTRUM SELECT

                  NET UNREALIZED GAINS/(LOSSES)
                        ON OPEN CONTRACTS         LONGEST MATURITIES
                --------------------------------- -------------------
                              OFF-                            OFF-
                EXCHANGE-   EXCHANGE-             EXCHANGE- EXCHANGE-
           YEAR  TRADED      TRADED      TOTAL     TRADED    TRADED
           ---- ---------- ----------  ---------- --------- ---------
                    $           $          $
           2009 12,929,342   (914,041) 12,015,301 Dec. 2011 Mar. 2010
           2008 27,202,139 (1,156,375) 26,045,764 Jun. 2010 Mar. 2009

SPECTRUM STRATEGIC

                 NET UNREALIZED GAINS/(LOSSES)
                       ON OPEN CONTRACTS         LONGEST MATURITIES
                ------------------------------  ---------------------
                             OFF-                            OFF-
                EXCHANGE-  EXCHANGE-            EXCHANGE-  EXCHANGE-
           YEAR  TRADED     TRADED     TOTAL     TRADED     TRADED
           ---- ---------  --------- ---------  --------- -----------
                    $          $         $
           2009   (88,269) (147,728)  (235,997) Sep. 2010 Jul.   2010
           2008 1,271,965   732,699  2,004,664  Jun. 2009   Mar. 2009

SPECTRUM TECHNICAL

                  NET UNREALIZED GAINS/(LOSSES)
                        ON OPEN CONTRACTS        LONGEST MATURITIES
                 ------------------------------- -------------------
                              OFF-                           OFF-
                 EXCHANGE-  EXCHANGE-            EXCHANGE- EXCHANGE-
            YEAR  TRADED     TRADED     TOTAL     TRADED    TRADED
            ---- ---------- --------- ---------- --------- ---------
                     $          $         $
            2009 11,576,454 (880,783) 10,695,671 Mar. 2013 Mar. 2010
            2008 16,274,500  490,903  16,765,403 Mar. 2012 Mar. 2009

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



  The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gain amounts reflected in the Partnerships' Statements of Financial Condition.

  The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each acting as a commodity broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled at December 31, 2009 and 2008, respectively, $20,005,982 and $32,204,152 for Spectrum Global Balanced, $472,748,655 and $637,596,962 for
Spectrum Select, $72,609,935 and $117,311,735 for Spectrum Strategic, and $387,447,980 and $548,229,393 for Spectrum Technical. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Partnerships are at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with each counterparty. These agreements, which seek to reduce both the Partnerships' and the counterparties' exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The futures, forwards and options on such contracts traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships' open positions, and consequently in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled upon an agreed upon settlement date. However, the Partnerships are required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnerships' accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co.

--------------------------------------------------------------------------------
8. DERIVATIVES AND HEDGING

ASC 815-10-65, Derivatives and Hedging (formerly, SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of SFAS
No. 133, which was issued in March 2008), is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Partnership's financial position, financial performance, and cash flows. The Partnerships adopted ASC 815-10-65 as of January 1, 2009. The adoption of ASC 815-10-65 did not have a material impact on the Partnerships' financial statements, other than enhanced financial statements disclosures.
  The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisor for each Partnership will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its trading strategy. As such, the absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. In regards to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  The following tables summarize the valuation of each Partnership's investments as required by ASC 815-10-65 as of December 31, 2009 and reflects the contracts outstanding at such time.

SPECTRUM CURRENCY

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                         AVERAGE NUMBER
                                                                                          OF CONTRACTS
                                                                                          OUTSTANDING
                                    LONG       LONG      SHORT      SHORT        NET      FOR THE YEAR
                                 UNREALIZED UNREALIZED UNREALIZED UNREALIZED UNREALIZED    (ABSOLUTE
FUTURES AND FORWARD CONTRACTS       GAIN       LOSS       GAIN       LOSS    GAIN/(LOSS)   QUANTITY)
-----------------------------    ---------- ---------- ---------- ---------- ----------- --------------
                                     $          $          $          $           $
Foreign currency                  322,002    (671,027)  178,089    (370,007)  (540,943)      5,742
                                  -------    --------   -------    --------   --------
  Total                           322,002    (671,027)  178,089    (370,007)  (540,943)
                                  =======    ========   =======    ========
  Unrealized currency gain                                                      78,317
                                                                              --------
  Total net unrealized loss on
   open contracts                                                             (462,626)
                                                                              ========

OPTION CONTRACTS AT FAIR VALUE
------------------------------
                                     $
Options purchased                   121
Options written                     --

SPECTRUM GLOBAL BALANCED

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                        AVERAGE NUMBER
                                                                                         OF CONTRACTS
                                                                                         OUTSTANDING
                                    LONG       LONG      SHORT      SHORT       NET      FOR THE YEAR
                                 UNREALIZED UNREALIZED UNREALIZED UNREALIZED UNREALIZED   (ABSOLUTE
FUTURES AND FORWARD CONTRACTS       GAIN       LOSS       GAIN       LOSS       GAIN      QUANTITY)
-----------------------------    ---------- ---------- ---------- ---------- ---------- --------------
                                     $          $          $          $          $
Commodity                         290,387    (103,537)   24,773     (78,688)   132,935       278
Equity                             83,030        (994)    --           (961)    81,075        42
Foreign currency                   81,951     (62,368)   75,615     (48,674)    46,524       954
Interest rate                     159,043     (68,990)   15,050      (1,168)   103,935       357
                                  -------    --------   -------    --------  ---------
  Total                           614,411    (235,889)  115,438    (129,491)   364,469
                                  =======    ========   =======    ========
  Unrealized currency gain                                                   1,006,229
                                                                             ---------
  Total net unrealized gain on
   open contracts                                                            1,370,698
                                                                             =========

OPTION CONTRACTS AT FAIR VALUE
------------------------------
                                     $
Options purchased                   87
Options written                     --

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



SPECTRUM SELECT

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                        AVERAGE NUMBER
                                                                                         OF CONTRACTS
                                                                                         OUTSTANDING
                                 LONG       LONG       SHORT      SHORT         NET      FOR THE YEAR
FUTURES AND FORWARD           UNREALIZED UNREALIZED  UNREALIZED UNREALIZED  UNREALIZED    (ABSOLUTE
CONTRACTS                        GAIN       LOSS        GAIN       LOSS     GAIN/(LOSS)   QUANTITY)
---------                     ---------- ----------  ---------- ----------  ----------- --------------
                                  $          $           $          $            $
Commodity                     13,176,127 (2,849,152)   344,940  (1,902,680)  8,769,235       5,839
Equity                         3,532,600   (108,030)    15,569      --       3,440,139       2,450
Foreign currency               1,015,082 (2,350,882)   650,586    (215,980)   (901,194)     11,725
Interest rate                  2,444,830 (1,183,632)   346,565    (133,689)  1,474,074       8,812
                              ---------- ----------  ---------  ----------  ----------
  Total                       20,168,639 (6,491,696) 1,357,660  (2,252,349) 12,782,254
                              ========== ==========  =========  ==========
  Unrealized currency loss                                                    (766,953)
                                                                            ----------
  Total net unrealized gain
   on open contracts                                                        12,015,301
                                                                            ==========

SPECTRUM STRATEGIC

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                           AVERAGE NUMBER
                                                                                            OF CONTRACTS
                                                                                            OUTSTANDING
                                   LONG        LONG       SHORT      SHORT         NET      FOR THE YEAR
                                UNREALIZED  UNREALIZED  UNREALIZED UNREALIZED  UNREALIZED    (ABSOLUTE
FUTURES AND FORWARD CONTRACTS      GAIN        LOSS        GAIN       LOSS     GAIN/(LOSS)   QUANTITY)
-----------------------------   ----------  ----------  ---------- ----------  ----------- --------------
                                    $           $           $          $            $
 Commodity                         415,967     (13,658)    --          --        402,309         109
 Equity                            265,446      --         --          --        265,446         203
 Foreign currency                2,436,578  (2,233,248) 1,589,017  (1,915,763)  (123,416)      1,677
 Interest rate                      10,952     (50,074)     8,928      --        (30,194)      1,152
                                ----------  ----------  ---------  ----------   --------
   Total                         3,128,943  (2,296,980) 1,597,945  (1,915,763)   514,145
                                ==========  ==========  =========  ==========
  Unrealized currency loss                                                      (750,142)
                                                                                --------
  Total net unrealized loss
    on open contracts                                                           (235,997)
                                                                                ========

OPTION CONTRACTS AT FAIR VALUE
------------------------------
                                    $
 Options purchased               3,483,054
 Options written                (3,985,295)

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



SPECTRUM TECHNICAL

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2009:

                                                                                         AVERAGE NUMBER
                                                                                          OF CONTRACTS
                                                                                          OUTSTANDING
                                 LONG        LONG       SHORT      SHORT         NET      FOR THE YEAR
FUTURES AND FORWARD           UNREALIZED  UNREALIZED  UNREALIZED UNREALIZED  UNREALIZED    (ABSOLUTE
CONTRACTS                        GAIN        LOSS        GAIN       LOSS     GAIN/(LOSS)   QUANTITY)
---------                     ----------  ----------  ---------- ----------  ----------- --------------
                                  $           $           $          $            $
Commodity                      9,706,779  (2,766,094)   405,015    (227,288)  7,118,412      3,562
Equity                         5,129,900     (36,804)    --          (4,468)  5,088,628      2,358
Foreign currency                 526,121  (2,668,571) 1,040,532    (887,572) (1,989,490)     4,887
Interest rate                    376,281  (3,293,951)   242,196    (249,507) (2,924,981)     6,744
                              ----------  ----------  ---------  ----------  ----------
  Total                       15,739,081  (8,765,420) 1,687,743  (1,368,835)  7,292,569
                              ==========  ==========  =========  ==========
  Unrealized currency gain                                                    3,403,102
                                                                             ----------
  Total net unrealized gain
   on open contracts                                                         10,695,671
                                                                             ==========
OPTION CONTRACTS AT FAIR
VALUE
-----
                                  $
Options purchased                185,397
Options written                  (55,219)

  The following tables summarize the net trading results of each Partnership for the year ended December 31, 2009 as required by the disclosures about Derivatives and Hedging Topic of ASC 815-10-65.

SPECTRUM CURRENCY

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------             $
                     Foreign currency          (2,979,122)
                     Unrealized currency loss     (52,641)
                                               ----------
                       Total                   (3,031,763)
                                               ==========

  Line Items on the Statements of Operations for the year ended December 31, 2009:

                     TRADING RESULTS
                     ---------------                $
                     Realized                  (2,992,672)
                     Net change in unrealized     (39,091)
                                               ----------
                       Total Trading Results   (3,031,763)
                                               ==========

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



SPECTRUM GLOBAL BALANCED

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                 (1,244,194)
                     Equity                       303,714
                     Foreign currency            (756,331)
                     Interest rate               (608,998)
                     Unrealized currency gain     314,542
                                               ----------
                       Total                   (1,991,267)
                                               ==========

  Line Items on the Statements of Operations for the year ended December 31, 2009:

                     TRADING RESULTS
                     ---------------                $
                     Realized                    (451,631)
                     Net change in unrealized  (1,539,636)
                                               ----------
                       Total Trading Results   (1,991,267)
                                               ==========

SPECTRUM SELECT

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                  10,512,655
                     Equity                     23,140,270
                     Foreign currency          (11,446,352)
                     Interest rate             (20,962,448)
                     Unrealized currency gain      768,289
                                               -----------
                       Total                     2,012,414
                                               ===========

  Line Items on the Statements of Operations for the year ended December 31, 2009:

                     TRADING RESULTS
                     ---------------                $
                     Realized                   16,042,877
                     Net change in unrealized  (14,030,463)
                                               -----------
                       Total Trading Results     2,012,414
                                               ===========

SPECTRUM STRATEGIC

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                 25,868,905
                     Equity                    (3,666,716)
                     Foreign currency          (9,779,702)
                     Interest rate              7,433,549
                     Unrealized currency gain      42,279
                                               ----------
                       Total                   19,898,315
                                               ==========

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  Line Items on the Statements of Operations for the year ended December 31, 2009:

       TRADING RESULTS
       ---------------                                           $
       Realized                                             (15,530,111)
       Net change in unrealized                              (1,945,071)
       Realized gain on investment in BHM I, LLC              1,148,140
       Unrealized appreciation on investment in BHM I, LLC   36,225,357
                                                            -----------
         Total Trading Results                               19,898,315
                                                            ===========

SPECTRUM TECHNICAL

  The Effect of Trading Activities on the Statements of Operations for the year ended December 31, 2009 included in Total Trading Results:

                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                   4,000,782
                     Equity                      9,428,097
                     Foreign currency           (7,009,480)
                     Interest rate             (17,252,226)
                     Unrealized currency loss     (949,098)
                                               -----------
                       Total                   (11,781,925)
                                               ===========

  Line Items on the Statements of Operations for the year ended December 31, 2009:

                     TRADING RESULTS
                     ---------------                $
                     Realized                   (5,718,953)
                     Net change in unrealized   (6,062,972)
                                               -----------
                       Total Trading Results   (11,781,925)
                                               ===========

--------------------------------------------------------------------------------
9. FAIR VALUE MEASUREMENTS AND DISCLOSURES

As defined by ASC 820-10-55, Fair Value Measurements and Disclosures (formerly, SFAS No. 157, Fair Value Measurements), fair value is the amount that would be recovered when an asset is sold or an amount paid to transfer a liability, in an ordinary transaction, between market participants at the measurement date (exit price). Market price observability is impacted by a number of factors, including the types of investments, the characteristics specific to the investment, and the state of the market (including the existence and the transparency of transactions between market participants). Investments with readily available actively quoted prices in an ordinary market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)


  ASC 820-10-55 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels:
Level 1--unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2--inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments, interest rates, credit risk); and Level 3--unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).
  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
  The Partnerships adopted ASC 820-10-55 as of January 1, 2008. The adoption of ASC 820-10-55 did not have a material impact on the Partnerships' financial statements, other than enhanced financial statements disclosures.
  The following tables summarize the valuation of each Partnership's investments according to the level of the above ASC 820-10-55 fair value hierarchy as of December 31, 2009 and 2008, respectively:

SPECTRUM CURRENCY

                            UNADJUSTED
                           QUOTED PRICES
                             IN ACTIVE   SIGNIFICANT
                            MARKETS FOR     OTHER    SIGNIFICANT
                             IDENTICAL   OBSERVABLE  UNOBSERVABLE
                              ASSETS       INPUTS       INPUTS
                             (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     TOTAL
                           ------------- ----------- ------------ --------
                                 $            $           $           $
    DECEMBER 31, 2009
    ----------------------
    ASSETS
    Net unrealized loss on
     open contracts             --        (462,626)      n/a      (462,626)
    Options purchased           --             121       n/a           121

    DECEMBER 31, 2008
    ----------------------
    ASSETS
    Net unrealized loss on
     open contracts             --        (403,907)      n/a      (403,907)
    Options purchased           --             251       n/a           251

    LIABILITIES
    Options written             --             251       n/a           251

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



SPECTRUM GLOBAL BALANCED

                            UNADJUSTED
                           QUOTED PRICES
                             IN ACTIVE   SIGNIFICANT
                            MARKETS FOR     OTHER    SIGNIFICANT
                             IDENTICAL   OBSERVABLE  UNOBSERVABLE
                              ASSETS       INPUTS       INPUTS
                             (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     TOTAL
                           ------------- ----------- ------------ ---------
                                 $            $           $           $
    DECEMBER 31, 2009
    ----------------------
    ASSETS
    Net unrealized gain on
     open contracts          1,313,616     57,082        n/a      1,370,698
    Options purchased           --             87        n/a             87

    DECEMBER 31, 2008
    ----------------------
    ASSETS
    Net unrealized gain on
     open contracts          2,853,299     56,088        n/a      2,909,387

SPECTRUM SELECT

                         UNADJUSTED
                        QUOTED PRICES
                          IN ACTIVE   SIGNIFICANT
                         MARKETS FOR     OTHER    SIGNIFICANT
                          IDENTICAL   OBSERVABLE  UNOBSERVABLE
                           ASSETS       INPUTS       INPUTS
                          (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     TOTAL
                        ------------- ----------- ------------ ----------
                              $            $           $           $
      DECEMBER 31, 2009
      -----------------
      ASSETS
      Net unrealized
       gain (loss) on
       open contracts    12,929,342     (914,041)     n/a      12,015,301

      DECEMBER 31, 2008
      -----------------
      ASSETS
      Net unrealized
       gain(loss) on
       open contracts    27,202,139   (1,156,375)     n/a      26,045,764

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



SPECTRUM STRATEGIC

                            UNADJUSTED
                           QUOTED PRICES
                             IN ACTIVE   SIGNIFICANT
                            MARKETS FOR     OTHER     SIGNIFICANT
                             IDENTICAL   OBSERVABLE   UNOBSERVABLE
                              ASSETS       INPUTS        INPUTS
                             (LEVEL 1)    (LEVEL 2)    (LEVEL 3)      TOTAL
                           ------------- -----------  ------------ -----------
                                 $            $            $            $
 DECEMBER 31, 2009
 -------------------------
 ASSETS
 Investment in BHM I, LLC        --      109,611,896       n/a     109,611,896
 Net unrealized loss on
  open contracts               (88,269)     (147,728)      n/a        (235,997)
 Options purchased               --        3,483,054       n/a       3,483,054

 LIABILITIES
 Options written                 --        3,985,295       n/a       3,985,295

 DECEMBER 31, 2008
 -------------------------
 ASSETS
 Investment in BHM I, LLC        --       90,392,390       n/a      90,392,390
 Net unrealized gain on
  open contracts             1,271,965       732,699       n/a       2,004,664
 Options purchased               --          790,178       n/a         790,178

 LIABILITIES
 Options written                 --          201,784       n/a         201,784

SPECTRUM TECHNICAL

                                UNADJUSTED
                               QUOTED PRICES
                                 IN ACTIVE   SIGNIFICANT
                                MARKETS FOR     OTHER    SIGNIFICANT
                                 IDENTICAL   OBSERVABLE  UNOBSERVABLE
                                  ASSETS       INPUTS       INPUTS
                                 (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     TOTAL
                               ------------- ----------- ------------ ----------
                                     $            $           $           $
DECEMBER 31, 2009
------------------------------
ASSETS
Net unrealized gain (loss) on
 open contracts                 11,576,454    (880,783)      n/a      10,695,671
Options purchased                    2,023     183,374       n/a         185,397

LIABILITIES
Options written                      4,633      50,586       n/a          55,219

DECEMBER 31, 2008
------------------------------
ASSETS
Net unrealized gain on
 open contracts                 16,274,500     490,903       n/a      16,765,403
Options purchased                   --          26,406       n/a          26,406

LIABILITIES
Options written                     --         150,636       n/a         150,636

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



--------------------------------------------------------------------------------
10. FINANCIAL HIGHLIGHTS

SPECTRUM CURRENCY

                                              2009      2008     2007
                                            --------  -------  --------
       PER UNIT OPERATING PERFORMANCE:
       NET ASSET VALUE, JANUARY 1:          $  11.16  $  9.84  $  11.38
                                            --------  -------  --------
       NET OPERATING RESULTS:
          Interest Income                       0.01     0.12      0.38
          Expenses                             (0.71)   (0.73)    (0.72)
          Realized Profit (Loss)/(1)/          (0.42)    1.81     (0.73)
          Unrealized Profit (Loss)             (0.01)    0.12     (0.47)
                                            --------  -------  --------
          Net Income (Loss)                    (1.13)    1.32     (1.54)
                                            --------  -------  --------
       NET ASSET VALUE, DECEMBER 31:        $  10.03  $ 11.16  $   9.84
                                            ========  =======  ========
       FOR THE CALENDAR YEAR:
       RATIOS TO AVERAGE NET ASSETS:
          Net Investment Loss                 (6.7)%   (5.9)%    (3.2)%
          Expenses before Incentive Fees       6.8 %    6.7 %     6.8 %
          Expenses after Incentive Fees        6.8 %    7.1 %     6.8 %
          Net Income (Loss)                  (11.1)%   12.9 %   (14.8)%
       TOTAL RETURN BEFORE INCENTIVE FEES    (10.1)%   13.8 %   (13.5)%
       TOTAL RETURN AFTER INCENTIVE FEES     (10.1)%   13.4 %   (13.5)%

       INCEPTION-TO-DATE RETURN                0.3 %
       COMPOUND ANNUALIZED RETURN              0.0 %

SPECTRUM GLOBAL BALANCED

                                               2009      2008     2007
                                             --------  -------  -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $  17.50  $ 15.63  $ 15.60
                                             --------  -------  -------
        NET OPERATING RESULTS:
           Interest Income                       0.02     0.22     0.71
           Expenses                             (1.01)   (1.36)   (0.92)
           Realized Profit (Loss)/(1)/          (0.22)    2.04     0.34
           Unrealized Profit (Loss)             (1.06)    0.97    (0.10)
                                             --------  -------  -------
           Net Income (Loss)                    (2.27)    1.87     0.03
                                             --------  -------  -------
        NET ASSET VALUE, DECEMBER 31:        $  15.23  $ 17.50  $ 15.63
                                             ========  =======  =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                 (6.2)%   (7.4)%   (1.3)%
           Expenses before Incentive Fees       6.3 %    6.3 %    5.9 %
           Expenses after Incentive Fees        6.3 %    8.8 %    5.9 %
           Net Income (Loss)                  (14.8)%   10.7 %    0.1 %
        TOTAL RETURN BEFORE INCENTIVE FEES    (13.0)%   14.5 %    0.2 %
        TOTAL RETURN AFTER INCENTIVE FEES     (13.0)%   12.0 %    0.2 %

        INCEPTION-TO-DATE RETURN               52.3 %
        COMPOUND ANNUALIZED RETURN              2.8 %

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



SPECTRUM SELECT

                                              2009      2008      2007
                                            --------  --------  -------
       PER UNIT OPERATING PERFORMANCE:
       NET ASSET VALUE, JANUARY 1:          $  40.80  $  31.24  $ 29.06
                                            --------  --------  -------
       NET OPERATING RESULTS:
          Interest Income                       0.03      0.39     1.05
          Expenses                             (3.27)    (4.10)   (2.59)
          Realized Profit/(1)/                  1.47     12.23     3.85
          Unrealized Profit (Loss)             (1.07)     1.04    (0.13)
                                            --------  --------  -------
          Net Income (Loss)                    (2.84)     9.56     2.18
                                            --------  --------  -------
       NET ASSET VALUE, DECEMBER 31:        $  37.96  $  40.80  $ 31.24
                                            ========  ========  =======
       FOR THE CALENDAR YEAR:
       RATIOS TO AVERAGE NET ASSETS:
          Net Investment Loss                 (8.6)%   (10.2)%   (5.3)%
          Expenses before Incentive Fees       8.5 %     8.3 %    8.6 %
          Expenses after Incentive Fees        8.7 %    11.3 %    8.8 %
          Net Income (Loss)                   (8.2)%    26.8 %    7.2 %
       TOTAL RETURN BEFORE INCENTIVE FEES     (6.8)%    34.1 %    7.7 %
       TOTAL RETURN AFTER INCENTIVE FEES      (7.0)%    30.6 %    7.5 %

       INCEPTION-TO-DATE RETURN              279.6 %
       COMPOUND ANNUALIZED RETURN              7.5 %

SPECTRUM STRATEGIC

                                               2009     2008     2007
                                             -------  -------  -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $ 18.82  $ 18.01  $ 17.15
                                             -------  -------  -------
        NET OPERATING RESULTS:
           Interest Income                      0.01     0.20     0.61
           Expenses                            (1.81)   (1.90)   (1.59)
           Realized Profit (Loss)/(1)/         (1.28)    0.95     2.41
           Unrealized Profit (Loss)             3.39     1.56    (0.57)
                                             -------  -------  -------
           Net Income                           0.31     0.81     0.86
                                             -------  -------  -------
        NET ASSET VALUE, DECEMBER 31:        $ 19.13  $ 18.82  $ 18.01
                                             =======  =======  =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                (9.9)%   (9.3)%   (5.6)%
           Expenses before Incentive Fees      9.0 %    8.7 %    8.7 %
           Expenses after Incentive Fees      10.0 %   10.4 %    9.1 %
           Net Income                          1.0 %    4.6 %    4.9 %
        TOTAL RETURN BEFORE INCENTIVE FEES     2.6 %    6.2 %    5.3 %
        TOTAL RETURN AFTER INCENTIVE FEES      1.6 %    4.5 %    5.0 %

        INCEPTION-TO-DATE RETURN              91.3 %
        COMPOUND ANNUALIZED RETURN             4.4 %

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(continued)



SPECTRUM TECHNICAL

                                              2009      2008      2007
                                           --------   -------  --------
      PER UNIT OPERATING PERFORMANCE:
      NET ASSET VALUE, JANUARY 1:          $  22.76   $ 20.22  $  23.57
                                           --------   -------  --------
      NET OPERATING RESULTS:
         Interest Income                       0.02      0.25      0.81
         Expenses                             (1.75)+   (2.25)    (2.08)*
         Realized Profit (Loss)/(1)/          (0.20)     4.33     (1.41)
         Unrealized Profit (Loss)             (0.30)     0.21     (0.67)
                                           --------   -------  --------
         Net Income (Loss)                    (2.23)     2.54     (3.35)
                                           --------   -------  --------
      NET ASSET VALUE, DECEMBER 31:        $  20.53   $ 22.76  $  20.22
                                           ========   =======  ========
      FOR THE CALENDAR YEAR:
      RATIOS TO AVERAGE NET ASSETS:
         Net Investment Loss                 (8.3)%    (9.2)%    (5.7)%
         Expenses before Incentive Fees       8.3 %++   8.3 %     8.6 %**
         Expenses after Incentive Fees        8.4 %++  10.4 %     9.4 %**
         Net Income (Loss)                  (11.1)%    12.1 %   (15.1)%
      TOTAL RETURN BEFORE INCENTIVE FEES     (9.8)%    14.8 %   (13.4)%
      TOTAL RETURN AFTER INCENTIVE FEES      (9.8)%    12.6 %   (14.2)%

      INCEPTION-TO-DATE RETURN              105.3 %
      COMPOUND ANNUALIZED RETURN              4.9 %

* Expenses per Unit would have been $(2.12) had it not been for the management fee waived by Chesapeake.
**Such percentage is after waiver of management fees. Chesapeake voluntarily waived a portion of the management fees (equal to 0.2% of the average net assets).
+ Expenses per Unit would have been $(1.77) had it not been for the management fee waived by Rotella.
++Such percentage is after waiver of management fees. Rotella voluntarily waived a portion of the management fees for the fourth quarter of 2009 (equal to 0.1% of the average net assets).
(1)Realized Profit (Loss) is a balancing amount necessary to reconcile the change in Net Asset Value per Unit with the other per Unit information.

--------------------------------------------------------------------------------
11. SUBSEQUENT EVENTS

Effective January 1, 2010, the payment of the management fee to Rotella from Spectrum Technical was reinstated. Please see Note 6. Trading Advisors for further information.

  On February 19, 2010, Demeter notified FX Concepts that the Management Agreement dated as of October 9, 2007 and any amendments or revisions subsequently made thereto among Spectrum Currency, Demeter and FX Concepts, pursuant to which FX Concepts traded a portion of Spectrum Currency's assets in commodity interest contracts, would be terminated effective February 26, 2010. Consequently, FX Concepts ceased all commodity interest trading on behalf of Spectrum Currency effective February 26, 2010.

  On February 19, 2010, Demeter notified FX Concepts that the Management Agreement dated as of October 9, 2007 and any amendments or revisions subsequently made thereto among Spectrum Strategic, Demeter and FX Concepts, pursuant to which FX Concepts traded a portion of Spectrum Strategic's assets in commodity interest contracts, would be terminated effective February 26, 2010. Consequently, FX Concepts ceased all commodity interest trading on behalf of Spectrum Strategic effective February 26, 2010.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES
(FORMERLY, MORGAN STANLEY SPECTRUM SERIES)

NOTES TO FINANCIAL STATEMENTS
(concluded)


  On March 1, 2010, Spectrum Strategic, Demeter and DKR entered into a management agreement pursuant to which, effective March 1, 2010, DKR would serve as a trading advisor of Spectrum Strategic and will trade its allocated portion of Spectrum Strategic's net assets pursuant to DKR Fusion Management's Quantitative Strategies 2X trading program.

  Effective March 12, 2010, Campbell, a trading advisor of Spectrum Technical, announced that, by mutual agreement, Chief Investment Officer Kevin Heerdt left the firm to pursue other interests.

  Going forward, management of the research and investment process at Campbell will be conducted by an Investment Committee chaired by Campbell's Vice Chairman Bruce Cleland. Other members of the Investment Committee will be Research Director, Xiaohua Hu, PhD, and Chief Operating Officer Will Andrews.

                                  PRE-SORTED
                               FIRST CLASS MAIL
                               U.S. POSTAGE PAID
                               NEW BRUNSWICK, NJ
                                   PERMIT #1
                    Demeter Management LLC
                    PO Box 340
                    New York, NY 10008-0340
[LOGO]

ADDRESS SERVICE REQUESTED


[GRAPHIC] printed on recycled paper